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As filed with the Securities and Exchange Commission on April    , 2004

Registration No. [    -            ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIMINI MORTGAGE MANAGEMENT, INC.
(Exact name of registrant as specified in its governing instruments)

3305 Flamingo Drive, Suite 100, Vero Beach, Florida 32963 (772) 231-1400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey J. Zimmer
Chairman, Chief Executive Officer and President
Bimini Mortgage Management, Inc.
3305 Flamingo Drive, Suite 100, Vero Beach, Florida 32963 (772) 231-1400
(Name, address, including zip code and telephone number, including area code, of agent for service)

copies to:

Robert E. King, Jr.
Clifford Chance US LLP
200 Park Avenue
New York, NY 10166
(212) 878-8000

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Shares to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Class A Common Stock, par value $.001 per share	[10,650,577] shares	[$159,758,655]	$20,241.43

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(2)
Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 16, 2004

PROSPECTUS

[10,650,577] Shares

Class A Common Stock

        The selling stockholders named in this prospectus are offering up to [10,650,577] shares of Class A Common Stock of Bimini Mortgage Management, Inc. We will not receive any portion of the proceeds from their sale of our shares. Our Class A Common Stock is subject to ownership limitations intended to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.

        Our Class A Common Stock is not currently listed on any national exchange or market system. We have applied to have our Class A Common Stock listed on the New York Stock Exchange under the symbol "BMM."

        Investing in our Class A Common Stock involves risks. See "Risk Factors" beginning on page 7 for a discussion of risks relating to our Class A Common Stock, including, among others:

•
We commenced operations in December 2003 and have a limited operating history. Our officers, Jeffrey J. Zimmer and Robert E. Cauley, have no prior experience managing a REIT. Accordingly, we might not be able to operate our business or implement our operating policies and strategies successfully.

•
Interest rate mismatches between our mortgage related securities and our borrowings used to fund our purchases of mortgage related securities might reduce our net income or result in a loss during periods of changing interest rates.

•
Increased levels of prepayments on the mortgages underlying our mortgage related securities might decrease our net interest income or result in a net loss.

•
We generally seek to borrow eight to 12 times the amount of our equity. This leveraging could reduce our net income and our cash available for distributions to stockholders or cause us to suffer losses.

•
Failure to qualify or maintain our qualification as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for distributions to stockholders.

        The selling stockholders are offering these shares of Class A Common Stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any stock exchange or market on which our Class A Common Stock is listed, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the shares of our Class A Common Stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004

        We have filed for registration in the U.S. Patent and Trademark Office for the marks "Bimini Mortgage Management, Inc.", "Bimini Investment Management" and "Bimini." All other brand names or trademarks appearing in this prospectus are the property of their respective holders.

i

PROSPECTUS SUMMARY

        This section summarizes information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the section titled "Risk Factors" and our financial statements and related notes, before making an investment in our Class A Common Stock. As used in this prospectus, "Bimini," "company," "we," "our," and "us" refer to Bimini Mortgage Management, Inc., except where the context otherwise requires.

Bimini Mortgage Management, Inc.

General

        We were formed in September 2003 to invest primarily in residential mortgage related securities issued by the Federal National Mortgage Association (more commonly known as Fannie Mae), the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac) and the Government National Mortgage Association (more commonly known as Ginnie Mae). We will earn returns on the spread between the yield on our assets and our costs, including the interest expense on the funds we borrow. We intend to borrow between eight and 12 times the amount of our equity capital to attempt to enhance our returns to stockholders. We are self-managed and self-advised. We intend to elect to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2003. As a REIT, we generally are not subject to federal income tax on the REIT taxable income that we distribute to our stockholders.

        We commenced operations in December 2003, following an initial private placement of our Class A Common Stock. We raised aggregate net proceeds (after commissions and expenses) of approximately $139.2 million between December 2003 and February 2004 in private placements of our Class A Common Stock.

        As of February 29, 2004 we had a portfolio of mortgage related securities that totaled $1.49 billion and was comprised of 41.4% fixed-rate mortgage-backed securities, 34.4% floating rate collateralized mortgage obligations, 15.7% adjustable-rate mortgage-backed securities, 4.3% hybrid adjustable-rate mortgage-backed securities (securities backed by mortgages with fixed initial rates which, after a period, convert to adjustable rates) and 4.2% balloon maturity mortgage-backed securities (securities backed by mortgages where a significant portion of principal is repaid only at maturity). Of this portfolio, 59% was issued by Fannie Mae, 35% was issued by Freddie Mac and 6% was issued by Ginnie Mae.

        Our portfolio had a weighted average yield of [    ]% for the three months ended March 31, 2004. Our weighted average borrowing cost for the three months ended March 31, 2004 was [    ]%. The constant prepayment rate for the portfolio was [    ]% for March 2004, which reflects the annualized proportion of principal that was prepaid. The effective duration for the portfolio was [    ]years as of March 31, 2004. Duration measures the price sensitivity of a fixed income security to movements in interest rates. Effective duration captures both the movement in interest rates and the fact that cash flows to a mortgage related security are altered when interest rates move.

        Our principal offices are located at 3305 Flamingo Drive, Suite 100, Vero Beach, Florida 32963. Our telephone number is (772) 231-1400.

Risk Management Approach

        We seek to differentiate our company from other mortgage portfolio managers through our approach to risk management. We invest in a limited universe of mortgage related securities, primarily those issued by Fannie Mae, Freddie Mac and Ginnie Mae. Payment of principal and interest underlying securities issued by Ginnie Mae is guaranteed by the U.S. Government. Fannie Mae and Freddie Mac mortgage related securities are guaranteed as to payment of principal and interest by the respective agency issuing the security. We seek to manage the risk of prepayments of the underlying mortgages by creating a diversified portfolio with a variety of prepayment characteristics. We seek to address the risk of leverage through our proprietary model, which assists us in determining appropriate levels of borrowing. Finally, we seek to address interest rate risks by managing the interest rate indices and borrowing periods of our debt, as well as through hedging against interest rate changes by buying interest rate caps and securing funding agreements.

Asset Acquisition Strategy

        The primary assets in our current portfolio of mortgage related securities are fixed-rate mortgage-backed securities, floating rate collateralized mortgage obligations, adjustable-rate mortgage-backed securities, hybrid adjustable-rate mortgage-backed securities and balloon maturity mortgage-backed securities. The mortgage related securities we acquire are obligations issued by federal agencies or federally chartered entities, primarily Fannie Mae, Freddie Mac and Ginnie Mae.

        We use a three-step process in building and maintaining our investment portfolio. The first step is an asset allocation process based on our proprietary model. We then apply our market views to adjust the asset allocation results determined in step one. Finally, we employ our risk based capital methodology to set our leverage ratio. We repeat this process on a regular basis and as market conditions warrant.

        We intend to diversify our portfolio to avoid undue loan originator, geographic and other types of concentrations. We seek to manage the effects on our income of prepayments of the mortgage loans underlying our securities, at a rate materially different than anticipated. We intend to do this by structuring a diversified portfolio with a variety of prepayment characteristics, investing in mortgage related securities or structures with prepayment protections and purchasing mortgage related securities at a premium and at a discount.

Leverage Strategy

        We use leverage in an attempt to increase potential returns to our stockholders. We generally borrow between eight to 12 times the amount of our equity, although our investment policies require no minimum or maximum leverage. We borrow against existing mortgage related securities and use the proceeds to acquire additional mortgage related securities. We use repurchase agreements to leverage our portfolio. As of February 29, 2004, our repurchase agreements totaled $1.4 billion, or 10 times our equity capital at that date. As of February 29, 2004, we had relationships with 11 repurchase providers, and through these relationships we believe we have access to total lines of approximately $3.8 billion, of which $2.4 billion was unused.

        We seek to structure our financing to limit the effect of fluctuations in short-term rates on our interest rate spread. We enter into collateralized borrowings only with institutions that are rated investment grade by at least one nationally-recognized statistical rating agency.

        We seek to protect our capital base through the use of a risk-based capital methodology that is patterned on the general principles underlying the proposed risk-based capital standard for internationally active banks of the Basel Committee on Banking Supervision. Through this approach, we identify components of risk associated with the assets we intend to acquire, and we use these components of risk to arrive at a risk coefficient for each asset. The four primary components of our risk coefficient are duration, convexity, market expectations on return and the slope of the yield curve. We calculate risk measures for each asset and then aggregate them into the risk measure for the entire portfolio, which guides us to an appropriate amount of overall leverage. We analyze the portfolio's risk measures on a daily basis. The leverage ratio will rise as the risk level of the portfolio declines and fall as the portfolio's risk level increases. The goal of our approach is to ensure that our portfolio's leverage ratio is appropriate for the level of risk inherent in the portfolio.

Interest Rate Risk Management

        We believe the primary risk inherent in our investments is the effect of movements in interest rates. This arises because the changes in interest rates on our borrowings will not be perfectly coordinated with the effects of interest rate changes on the income from, or value of, our investments. We therefore follow an interest rate risk management program designed to offset the potential adverse effects resulting from the rate adjustment limitations on our mortgage related securities. We seek to minimize differences between interest rate indices and interest rate adjustment periods of our adjustable-rate securities and related borrowings.

        As a further means of protecting our portfolio against the effects of major interest rate changes, we may employ a hedging strategy under which we purchase interest rate cap contracts (under which we would generally be entitled to payment if interest rate indices exceed the agreed rates) or rate lock or other guaranteed financing contracts (under which we would pay a fee to guarantee certain lines of borrowing at certain rates or for certain periods of time). Under these contracts we are generally only at risk for the fees paid. These contracts are intended to protect us from significant increases in interest rates. To date, we have not entered into any hedging transactions.

Recent Developments

        On March 10, 2004, our board of directors declared a dividend of $0.39 per share payable April 23, 2004 to stockholders of record as of March 10, 2004. For the three months ended March 31, 2004, we earned net income of $[    ] million or $[    ] per share. At March 31, 2004 we had total stockholders' equity of $[    ] million or $[    ] per share.

Risk Factors

        An investment in our Class A Common Stock involves material risks. Each prospective purchaser of our Class A Common Stock should consider carefully the matters discussed under "Risk Factors" beginning on page 7 before investing in our Class A Common Stock. Some of the risks include:

  •
  We commenced operations in December 2003 and have a limited operating history. Our officers, Jeffrey J. Zimmer and Robert E. Cauley, have no prior experience managing a REIT. Accordingly, we might not be able to operate our business or implement our operating policies and strategies successfully.

  •
  Interest rate mismatches between our mortgage related securities and our borrowings used to fund our purchases of mortgage related securities might reduce our net income or result in a loss during periods of changing interest rates.

  •
  Increased levels of prepayments on the mortgages underlying our mortgage related securities might decrease our net interest income or result in a net loss.

  •
  We generally seek to borrow eight to 12 times the amount of our equity. Such leveraging could reduce our net income and our cash available for distributions to stockholders or cause us to suffer losses.

  •
  Failure to qualify or maintain our qualification as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for distributions to stockholders.

  •
  Our board of directors may change our operating policies and strategies without prior notice to you or stockholder approval, and such changes could harm our business and results of operations and the value of our stock.

  •
  Our officers own shares of Class B Common Stock and may take undue risks in managing our company in order to cause a conversion of these shares.

Management

        We are self-managed and self-advised. Our two executive officers have significant experience in the mortgage related securities market. Jeffrey Zimmer, our President, Chief Executive Officer and Chairman of the Board, has 19 years experience in the mortgage-backed securities markets, most recently as a managing director at RBS/Greenwich Capital, where he sold and researched almost every type of mortgage-backed security. Robert E. Cauley, CFA, our Secretary, Chief Investment Officer and Chief Financial Officer, has nine years of experience in the mortgage and asset-backed securities markets. Mr. Cauley was most recently Vice President, Portfolio Manager at Federated Investment Management Company where he was also a lead portfolio manager, co-manager, or assistant portfolio manager of $4.25 billion in mortgage and asset-backed securities funds.

This Offering

        This prospectus covers the resale of up to [10,650,577] shares of our Class A Common Stock. We issued and sold 10,000,000 of these shares between December 2003 and February 2004 in private offerings to qualified institutional buyers, as defined in Rule 144A under the Securities Act and institutional accredited investors, as defined in Rule 501 under the Securities Act. Of the remaining shares, 7,500 were purchased by our outside directors in October 2003, 4,301 were issued to our outside directors as compensation for their services and 638,776 are reserved for issuance upon conversion of 319,388 outstanding shares of Class B Common Stock and 319,388 outstanding shares of Class C Common Stock. See "Description of Capital Stock—Conversion of the Class B Common Stock and Class C Common Stock."

Our Tax Status

        We intend to qualify and will elect to be taxed as a REIT under the Internal Revenue Code of 1986 as amended, or the Internal Revenue Code, commencing with our taxable year ended December 31, 2003. Provided that we qualify as a REIT, we generally will not be subject to federal income tax on our taxable income that is currently distributed to our stockholders. REITs are subject to a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their annual REIT taxable income excluding net capital gains. We cannot assure you that we will be able to comply with such requirements in the future. Failure to qualify as a REIT in any taxable year would render us subject to federal income tax on our taxable income at regular corporate rates. See "Risk Factors—Legal and Tax Risks—If we fail to qualify as a REIT, we will be subject to tax as a regular corporation and may face substantial tax liability," and "Certain Federal Income Tax Consequences—Failure to Qualify as a REIT." Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state, local and foreign taxes on our income and property. See "Certain Federal Income Tax Consequences—General." In connection with our election to be taxed as a REIT, our charter prohibits any stockholder from directly or indirectly owning more than 9.8% of the outstanding shares, by value or number, whichever is more restrictive, of our common stock or of our stock in the aggregate. See "Description of Capital Stock—Ownership Limitations."

Distributions

        To avoid corporate income and excise taxes and to maintain our qualification as a REIT under the Internal Revenue Code, we intend to distribute to our stockholders all or substantially all of our REIT taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles, or GAAP). See "Certain Federal Income Tax Consequences—Annual Distribution Requirements." All distributions will be made by us at the discretion of our board of directors and will depend on our taxable earnings, financial condition and such other factors as our board of directors deems relevant.

Summary Financial Data

        The following summary financial data is derived from our unaudited financial statements as of and for the three months ended March 31, 2004. The summary financial data should be read in conjunction with the more detailed information contained in our financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

Three months ended March 31, 2004
(unaudited)
Statement of Operations Data:
Revenues:
Interest income
Interest expense
Net interest income
Expenses:
Trading costs, commissions and other trading expenses
Other direct costs
Compensation and related benefits
Start-up and organization costs
Occupancy costs
Audit and legal fees
Other administrative expenses
Total expenses
Net income (loss)
Net loss per share, basic and diluted
Weighted average number of Class A common shares outstanding, used in calculating basic and diluted
March 31, 2004
(unaudited)
Balance Sheet Data:
Mortgage-backed securities available for sale, at fair value
Mortgage-backed securities pledged as collateral, at fair value
Total mortgage-backed securities, at fair value
Total assets
Repurchase agreements
Total liabilities
Accumulated other comprehensive loss
Total stockholders' equity
Class A common shares issued and outstanding
Book value per share of Class A common stock

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. Similarly, these risks could cause the market price of our Class A Common Stock to decline and you might lose all or part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial might also impair our business operations.

Risks Related to Our Business

We have a limited operating history and might not be able to operate our business or implement our operating policies and strategies successfully.

        We began operations in December of 2003 and therefore have a limited operating history. The results of our operations will depend on many factors, including the availability of opportunities for the acquisition of mortgage related securities, the level and volatility of interest rates, readily accessible short- and long-term funding alternatives in the financial markets and economic conditions. Our financial success will depend on our ability to successfully identify, acquire and manage a portfolio of mortgage related securities and, in particular, our ability to successfully implement our risk management strategy. We might not successfully operate our business or implement our operating policies and strategies as described in this prospectus.

Interest rate mismatches between our adjustable-rate securities and our borrowings used to fund our purchases of the mortgage related securities may reduce our net income or result in a loss during periods of changing interest rates.

        Some of the mortgage-backed securities that we invest in are adjustable-rate securities. This means that the interest rates of the securities may vary over time based on changes in a short-term interest rate index, of which there are many. We finance our acquisitions of adjustable-rate securities in part with borrowings that have interest rates based on indices and repricing terms similar to, but perhaps with shorter maturities than, the interest rate indices and repricing terms of the adjustable-rate securities. Short-term interest rates are ordinarily lower than longer-term interest rates. During periods of changing interest rates, this interest rate mismatch between our assets and liabilities could reduce or eliminate our net income and dividend yield and could cause us to suffer a loss. In particular, in a period of rising interest rates, we could experience a decrease in, or elimination of, net income or a net loss because the interest rates on our borrowings adjust faster than the interest rates on our adjustable-rate securities.

        Interest rate fluctuations will also cause variances in the yield curve, which may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the "yield curve." If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our mortgage loan assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Increased levels of prepayments on the mortgages underlying our mortgage related securities might decrease our net interest income or result in a net loss.

        Pools of mortgage loans underlie the mortgage related securities that we acquire. We generally receive payments from the payments that are made on these underlying mortgage loans. When we acquire mortgage related securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. When borrowers prepay their mortgage loans faster than expected, this results in corresponding prepayments on the mortgage related securities that are faster than expected. Faster-than-expected prepayments could potentially harm the results of our operations in various ways, including the following:

  •
  We seek to purchase some mortgage related securities that have a higher interest rate than the market interest rate at the time. In exchange for this higher interest rate, we will be required to pay a premium over the market value to acquire the security. In accordance with applicable accounting rules, we will be required to amortize this premium over the term of the mortgage related security. If the mortgage related security is prepaid in whole or in part prior to its maturity date, however, we must expense the premium that was prepaid at the time of the prepayment.

  •
  A portion of our adjustable-rate mortgage-backed securities may bear interest at rates that are lower than their fully indexed rates, which are equivalent to the applicable index rate plus a margin. If an adjustable-rate mortgage-backed security is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, we will have held that mortgage related security while it was less profitable and lost the opportunity to receive interest at the fully indexed rate over the remainder of its expected life.

  •
  If we are unable to acquire new mortgage related securities to replace the prepaid mortgage related securities, our financial condition, results of operations and cash flow may suffer and we could incur losses.

        Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by other factors, including, without limitation, conditions in the housing and financial markets, general economic conditions and the relative interest rates on adjustable-rate and fixed-rate mortgage loans. While we seek to minimize prepayment risk, we must balance prepayment risk against other risks and the potential returns of each investment when selecting investments. No strategy can completely insulate us from prepayment or other such risks.

We may incur increased borrowing costs related to repurchase agreements that would harm our results of operations.

        Our borrowing costs under repurchase agreements are generally adjustable and correspond to short-term interest rates, such as LIBOR or a short-term Treasury index, plus or minus a margin. The margins on these borrowings over or under short-term interest rates may vary depending upon a number of factors, including, without limitation:

  •
  the movement of interest rates;

  •
  the availability of financing in the market; and

  •
  the value and liquidity of our mortgage related securities.

        Most of our borrowings are collateralized borrowings in the form of repurchase agreements. If the interest rates on these repurchase agreements increase, our results of operations will be harmed and we may incur losses.

Interest rate caps on our adjustable-rate mortgage-backed securities may reduce our income or cause us to suffer a loss during periods of rising interest rates.

        Adjustable-rate mortgage-backed securities are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase through the maturity of a mortgage-backed security. Our borrowings typically are not subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on our adjustable-rate mortgage-backed securities. This problem is magnified for adjustable-rate mortgage-backed securities that are not fully indexed. Further, some adjustable-rate mortgage-backed securities may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on adjustable-rate mortgage-backed securities than we need to pay interest on our related borrowings. These factors could reduce our net interest income or cause us to suffer a net loss.

We may experience reduced net interest income or a loss from holding fixed-rate investments during periods of rising interest rates.

        We fund our acquisition of fixed-rate mortgage-backed securities with repurchase agreements and term loans. During periods of rising interest rates, our costs associated with borrowings used to fund the acquisition of fixed-rate assets are subject to increases while the income we earn from these assets remains substantially fixed. This would reduce and could eliminate the net interest spread between the fixed-rate mortgage-backed securities that we purchase and our borrowings used to purchase them, which would reduce our net interest income and could cause us to suffer a loss.

Our leverage strategy increases the risks of our operations, which could reduce our net income and the amount available for distributions to stockholders or cause us to suffer a loss.

        We generally seek to borrow between eight and 12 times the amount of our equity, although at times our borrowings may be above or below this amount. We incur this indebtedness by borrowing against a substantial portion of the market value of our mortgage related securities. Our total indebtedness, however, is not expressly limited by our policies and will depend on our and our prospective lender's estimate of the stability of our portfolio's cash flow. We face the risk that we might not be able to meet our debt service obligations or a lender's margin requirements from our income and, to the extent we cannot, we might be forced to liquidate some of our assets at unfavorable prices. Our use of leverage amplifies the risks associated with other risk factors, which could reduce our net income and the amount available for distributions to stockholders or cause us to suffer a loss. For example:

  •
  A majority of our borrowings are secured by our mortgage related securities, generally under repurchase agreements. A decline in the market value of the mortgage related securities used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell mortgage related securities under adverse market conditions in order to obtain the additional collateral required by the lender. If these sales are made at prices lower than the carrying value of the mortgage related securities, we would experience losses.

  •
  A default under a mortgage related security that constitutes collateral for a loan could also result in an involuntary liquidation of the mortgage related security, including any cross-collateralized mortgage related securities. This would result in a loss to us of the difference between the value of the mortgage related security upon liquidation and the amount borrowed against the mortgage related security.

  •
  To the extent we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be negatively affected, which would jeopardize our status as a REIT. Losing our REIT status would cause us to lose tax advantages applicable to REITs and would decrease our overall profitability and distributions to our stockholders.

  •
  If we experience losses as a result of our leverage policy, such losses would reduce the amounts available for distribution to our stockholders.

We may not be able to purchase interest rate caps at favorable prices.

        Our policies permit us to purchase interest rate caps to help us reduce our interest rate and prepayment risks associated with our investments in mortgage related securities. This strategy potentially helps us minimize our exposure to significant changes in interest rates. If we decide to enter into a cap transaction in the future, these transactions may prove to be very expensive or impractical. Additionally, the use of these transactions could have a negative impact on our earnings and our status as a REIT. Thus, in order to maintain our qualification as a REIT, we will be required to limit our use of interest rate caps.

An increase in interest rates may adversely affect our book value.

        Increases in interest rates may negatively affect the fair market value of our mortgage related securities. Our fixed-rate mortgage-backed securities will generally be more negatively affected by such increases. In accordance with GAAP, we will be required to reduce the carrying value of our mortgage related securities by the amount of any decrease in the fair value of our mortgage related securities compared to amortized cost. If unrealized losses in fair value occur, we will have to either reduce current earnings or reduce stockholders' equity without immediately affecting current earnings, depending on how we classify the mortgage related securities under GAAP. In either case, our net book value will decrease to the extent of any realized or unrealized losses in fair value.

Changes in yields may harm the value of our stock.

        Our earnings will be derived primarily from the expected positive spread between the yield on our assets and the cost of our borrowings. There is no assurance that there will be a positive spread in either high interest rate environments or low interest rate environments, or that the spread will not be negative. In addition, during periods of high interest rates, our net income, and therefore the dividend yield on our Class A Common Stock, may be less attractive compared to alternative investments of equal or lower risk. Each of these factors could harm the market value of our Class A Common Stock.

We depend on borrowings to purchase mortgage related securities and reach our desired amount of leverage. If we fail to obtain or renew sufficient funding on favorable terms or at all, we will be limited in our ability to acquire mortgage related securities, which will harm our results of operations.

        We depend on borrowings to fund acquisitions of mortgage related securities and reach our desired amount of leverage. Accordingly, our ability to achieve our investment and leverage objectives depends on our ability to borrow money in sufficient amounts and on favorable terms. In addition, we must be able to renew or replace our maturing borrowings on a continuous basis. We depend on many lenders to provide the primary credit facilities for our purchases of mortgage related securities. If we cannot renew or replace maturing borrowings on favorable terms or at all, we may have to sell our mortgage related securities under adverse market conditions, which would harm our results of operations and may result in permanent losses.

Possible market developments could cause our lenders to require us to pledge additional assets as collateral. If our assets are insufficient to meet the collateral requirements, we might be compelled to liquidate particular assets at inopportune times and at unfavorable prices.

        Possible market developments, including a sharp or prolonged rise in interest rates, a change in prepayment rates or increasing market concern about the value or liquidity of one or more types of mortgage related securities in which our portfolio is concentrated, might reduce the market value of our portfolio, which might cause our lenders to require additional collateral. Any requirement for additional collateral might compel us to liquidate our assets at inopportune times and at unfavorable prices, thereby harming our operating results. If we sell mortgage related securities at prices lower than the carrying value of the mortgage related securities, we would experience losses.

Our use of repurchase agreements to borrow funds may give our lenders greater rights in the event that either we or any of our lenders file for bankruptcy.

        Our borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving our lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate our collateral under the repurchase agreements without delay if we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the bankruptcy code may make it difficult for us to recover our pledged assets in the event that our lender files for bankruptcy. Thus, the use of repurchase agreements exposes our pledged assets to risk in the event of a bankruptcy filing by either our lenders or us.

Because the assets that we acquire might experience periods of illiquidity, we might be prevented from selling our mortgage related securities at opportune times and prices.

        Mortgage related securities generally experience periods of illiquidity. As a result, we may be unable to dispose of our mortgage related securities at advantageous times and prices or in a timely manner. The lack of liquidity might result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale. The illiquidity of mortgage related securities may harm our results of operations and could cause us to suffer a loss and/or reduce our distributions to stockholders.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.

        Although our board of directors has no current plans to do so, it has the authority to modify or waive our current operating policies and our strategies (including our election to operate as a REIT) without prior notice to you and without your approval. Any such changes to our current operating policies and strategies may be unsuccessful and may have an adverse effect on our business, operating results and the market value of our Class A Common Stock.

Competition might prevent us from acquiring mortgage related securities at favorable yields, which would harm our results of operations.

        Our net income largely depends on our ability to acquire mortgage related securities at favorable spreads over our borrowing costs. In acquiring mortgage related securities, we compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase mortgage related securities, many of which have greater financial resources than we do. Additionally, many of our competitors are not subject to REIT tax compliance or required to maintain an exemption from the Investment Company Act. As a result, we may not be able to acquire sufficient mortgage related securities at favorable spreads over our borrowing costs, which would harm our results of operations.

Our investment strategy involves risk of default and delays in payments.

        We may incur losses if there are payment defaults under our mortgage related securities. Our mortgage related securities will be government or agency certificates. Agency certificates are mortgage related securities issued by Fannie Mae, Freddie Mac and Ginnie Mae. Payment of principal and interest underlying securities issued by Ginnie Mae are guaranteed by the U.S. Government. Fannie Mae and Freddie Mac mortgage related securities are guaranteed as to payment of principal and interest by the respective agency issuing the security. It is possible that guarantees made by Freddie Mac or Fannie Mae would not be honored in the event of default on the underlying securities. Legislation may be proposed to change the relationship between certain agencies, such as Fannie Mae or Freddie Mac, and the federal government. This may have the effect of reducing the actual or perceived credit quality of mortgage related securities issued by these agencies. As a result, such legislation could increase the risk of loss on investments in Fannie Mae and/or Freddie Mac mortgage related securities. We currently intend to continue to invest in such securities, even if such agencies' relationships with the federal government changes.

Decreases in the value of the property underlying our mortgage related securities might decrease the value of our assets.

        The mortgage related securities in which we invest are secured by underlying real property interests. To the extent that the market value of the property underlying our mortgage related securities decreases, our security might be impaired, which might decrease the value of our assets.

If we fail to maintain relationships with AVM, L.P. and its affiliate III Associates, or if we do not establish relationships with other repurchase agreement trading, clearing and administrative service providers, we may have to reduce or delay our operations and/or increase our expenditures.

        We have engaged AVM, L.P. and its affiliate III Associates, to provide us with certain repurchase agreement trading, clearing and administrative services. See "Business—Repurchase Agreement Trading, Clearing and Administrative Services." If we are unable to maintain relationships with AVM and III Associates or are unable to establish successful relationships with other repurchase agreement trading, clearing and administrative service providers, we may have to reduce or delay our operations and/or increase our expenditures and undertake the repurchase agreement trading, clearing and administrative services on our own.

Terrorist attacks and other acts of violence or war may affect any market for our Class A Common Stock, the industry in which we conduct our operations, and our profitability.

        Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our mortgage related securities or the securities markets in general. Losses resulting from these types of events are uninsurable.

        More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. They also could result in economic uncertainty in the United States or abroad. Adverse economic conditions could harm the value of the property underlying our mortgage related securities or the securities markets in general, which could harm our operating results and revenues and may result in the volatility of the market value of our securities.

Risks Related to Our Officers

Our officers have not managed a REIT, and we cannot assure you that their past experience will be sufficient to successfully manage our business as a REIT.

        Our officers, Jeffrey J. Zimmer and Robert E. Cauley, have not previously managed a REIT, and, prior to commencing operations of our company, did not have any experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could cause us to fail to qualify as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be reduced, we could incur a loss, and we would have less cash available for distributions to stockholders.

We depend primarily on two individuals to operate our business, and the loss of such persons would severely and detrimentally affect our operations.

        We depend substantially on two individuals, Jeffrey J. Zimmer, our Chairman, Chief Executive Officer and President, and Robert E. Cauley, our Chief Investment Officer and Chief Financial Officer, to manage our business. We depend on the diligence, experience and skill of Mr. Zimmer and Mr. Cauley for the selection, acquisition, structuring and monitoring of our mortgage related securities and associated borrowings. Although we have entered into employment contracts with Mr. Zimmer and Mr. Cauley, those employment contracts may not prevent either Mr. Zimmer or Mr. Cauley from leaving our company. The loss of either of them would likely have a severe negative effect on our business, financial condition, cash flow and results of operations.

Our officers own shares of our Class B Common Stock, and may take undue risks in managing our company in order to cause a conversion of these shares.

        In connection with our formation, our founders and officers, Messrs. Zimmer and Cauley, were issued an aggregate of 319,388 shares of our Class B Common Stock. Shares of our Class B Common Stock will convert into 319,388 shares of our Class A Common Stock upon the company's satisfaction of certain conditions. See "Description of Capital Stock—Common Stock—Conversion Rights." Our officers may take undue risks in the management of our company in an effort to satisfy these conditions in order to cause the conversion of their shares of Class B Common Stock into Class A Common Stock.

Legal and Tax Risks

If we fail to qualify as a REIT, we will be subject to federal income tax as a regular corporation and may face substantial tax liability.

        We intend to continue to operate in a manner that is intended to cause us to qualify as a REIT for U.S. federal income tax purposes. However, qualification as a REIT involves the satisfaction of numerous requirements (some on an annual or quarterly basis) established under technical and complex provisions of the Internal Revenue Code for which only a limited number of judicial or administrative interpretations exist. The determination that we qualify as a REIT requires an analysis of various factual matters and circumstances that may not be totally within our control. Accordingly, it is not certain we will be able to qualify and remain qualified as a REIT for federal income tax purposes. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress or the Internal Revenue Service, or IRS, might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect, that could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

  •
  we would be taxed as a regular domestic corporation, which, among other things, means that we would be unable to deduct distributions to stockholders in computing taxable income and would be subject to federal income tax on our taxable income at regular corporate rates;

  •
  any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, and could force us to liquidate assets at inopportune times, causing lower income or higher losses than would result if these assets were not liquidated; and

  •
  unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and our cash available for distribution to our stockholders therefore would be reduced for each of the years in which we do not qualify as a REIT.

        Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow. We may also be subject to certain federal, state and local taxes on our income and property. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

        To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to our stockholders at unfavorable times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may hinder our ability to operate solely with the goal of maximizing profits.

        In addition, the REIT provisions of the Internal Revenue Code impose a 100% tax on income from "prohibited transactions." Prohibited transactions generally include sales of assets that constitute inventory or other property held for sale in the ordinary course of a business, other than foreclosure property. This 100% tax could impact our desire to sell mortgage related securities at otherwise opportune times if we believe such sales could result in us being treated as engaging in prohibited transactions. However, we would not be subject to this tax if we were to sell assets through a taxable REIT subsidiary.

Complying with REIT requirements may limit our ability to hedge effectively.

        The existing REIT provisions of the Internal Revenue Code may substantially limit our ability to hedge mortgage related securities and related borrowings by requiring us to limit our income in each year from qualified hedges, together with any other income not generated from qualified REIT real estate assets, to less than 25% of our gross income. In addition, we must limit our aggregate gross income from non-qualified hedges, fees, and certain other non-qualifying sources, to less than 5% of our annual gross income. As a result, although we will not engage in hedging transactions except the purchase of interest rate caps and forward financing agreements, we may in the future have to limit our use of these techniques or implement these hedges through a taxable REIT subsidiary. This could result in greater risks associated with changes in interest rates than we would otherwise want to incur. If we fail to satisfy the 25% or 5% limitations, unless our failure was due to reasonable cause and not due to willful neglect and we meet certain other technical requirements, we could lose our REIT status for federal income tax purposes. Even if our failure was due to reasonable cause, we may have to pay a penalty tax equal to the amount of income in excess of certain thresholds, multiplied by a fraction intended to reflect our profitability.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

        In order to qualify as a REIT, we must ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, generally, no more than 5% of the value of our assets can consist of the securities of any one issuer. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.

Dividends paid by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.

        Recently enacted tax legislation reduces the maximum tax rate for dividends paid to individual U.S. stockholders to 15% (through 2008). Dividends paid by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause stockholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay dividends to which more favorable rates apply, which could adversely affect the value of the stocks of REITs, including our Class A Common Stock.

Complying with REIT requirements may force us to borrow funds or sell our securities to make distributions to our stockholders.

        As a REIT, we must distribute at least 90% of our annual REIT taxable income (excluding net capital gains) to our stockholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. From time to time, we may generate taxable income greater than our net income for financial reporting purposes from, among other things, amortization of capitalized purchase premiums, or our taxable income may be greater than our cash flow available for distribution to our stockholders. If we do not have other funds available in these situations, we could be required to borrow funds, sell a portion of our mortgage related securities at unfavorable prices or find other sources of funds in order to meet the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax. These other sources could increase our costs or reduce our equity and reduce amounts available to invest in mortgage related securities.

Failure to maintain an exemption from the Investment Company Act of 1940, as amended, would harm our results of operations.

        We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act. If we fail to qualify for this exemption, our ability to use leverage would be substantially reduced and we would be unable to conduct our business as described in this prospectus.

        The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate. Under the current interpretation of the SEC staff, in order to qualify for this exemption, we must maintain at least 55% of our assets directly in these qualifying real estate interests, with at least 25% of our remaining assets invested in real estate-related securities. Mortgage related securities that do not represent all of the certificates issued with respect to an underlying pool of mortgages may be treated as separate from the underlying mortgage loans and, thus, may not qualify for purposes of the 55% requirement. Therefore, our ownership of these mortgage related securities is limited by the provisions of the Investment Company Act.

        In satisfying the 55% requirement under the Investment Company Act, we treat as qualifying interests mortgage related securities issued with respect to an underlying pool as to which we hold all issued certificates. If the SEC or its staff adopts a contrary interpretation of such treatment, we could be required to sell a substantial amount of our mortgage related securities under potentially adverse market conditions. Further, in order to ensure that we at all times qualify for the exemption under the Investment Company Act, we may be precluded from acquiring mortgage related securities whose yield is higher than the yield on mortgage related securities that could be purchased in a manner consistent with the exemption. These factors may lower or eliminate our net income.

Misplaced reliance on legal opinions or statements by issuers of mortgage related securities could result in a failure to comply with REIT gross income or asset tests.

        When purchasing mortgage related securities, we may rely on opinions of counsel for the issuer or sponsor of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the REIT gross income tests. The inaccuracy of any such opinions or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

We may be harmed by changes in various laws and regulations.

        The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Our business may be harmed by changes to the laws and regulations affecting us, including changes to securities laws and changes to the Internal Revenue Code applicable to the taxation of REITs. New legislation may be enacted into law or new interpretations, rulings or regulations could be adopted, any of which could harm us and our stockholders, potentially with retroactive effect.

We may realize excess inclusion income that would increase the tax liability of our stockholders.

        If we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses of the stockholders. If the stockholder is a tax-exempt entity, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

        Excess inclusion income could result if we hold a residual interest in a real estate mortgage investment conduit, or REMIC. Excess inclusion income also could be generated if we were to issue debt obligations with two or more maturities and the terms of the payments on these obligations bore a relationship to the payments that we received on our mortgage related securities securing those debt obligations (i.e., if we were to own an interest in a taxable mortgage pool). However, Treasury regulations have not been issued regarding the allocation of excess inclusion income to stockholders of a REIT that owns an interest in a taxable mortgage pool. We do not expect to acquire significant amounts of residual interests in REMICs, and we intend to structure our borrowing arrangements in a manner designed to avoid generating significant amounts of excess inclusion income. We do, however, expect to enter into various repurchase agreements that have differing maturity dates and afford the lender the right to sell any pledged mortgage securities if we default on our obligations.

Risks Related to this Offering

We have not established a minimum distribution payment level and we cannot assure you of our ability to make distributions to our stockholders in the future.

        We intend to make quarterly distributions to our stockholders in amounts such that we distribute all or substantially all of our taxable income in each year, subject to certain adjustments. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. We have not established a minimum distribution payment level and our ability to make distributions might be harmed by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will have the ability to make distributions to our stockholders in the future.

The payment of dividends on our Class B Common Stock and the conversion of our Class B Common Stock and Class C Common Stock will dilute the interest of a Class A Common Stockholder in our future earnings and distributions.

        The Class B Common Stock is entitled to participate in dividends on a share-for-share basis with the Class A Common Stock, and the Class B Common Stock and Class C Common Stock will be converted into Class A Common Stock when certain conditions are met. Such conversions would increase by approximately 6% the number of shares of Class A Common Stock outstanding and entitled to share pro rata in our earnings and distributions, which would dilute the interest of holders of Class A Common Stock. See "Description of Capital Stock—Conversion Rights."

Restrictions on ownership of a controlling percentage of our capital stock might limit your opportunity to receive a premium on our stock.

        For the purpose of preserving our REIT qualification and for other reasons, our charter prohibits direct or constructive ownership by any person of more than 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or more than 9.8% of the outstanding shares of our combined common and preferred stock. The constructive ownership rules in our charter are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the outstanding stock, and thus be subject to the ownership limit in our charter. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit without the consent of our board of directors shall be void, and will result in the shares being transferred by operation of law to a charitable trust. These provisions might inhibit market activity and the resulting opportunity for our stockholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of shares of our stock in excess of the number of shares permitted under our charter and which may be in the best interests of our stockholders.

We have implemented certain provisions that could make any change in our board of directors or in control of our company more difficult.

        Maryland law, our charter and our bylaws contain provisions, such as provisions prohibiting, without the consent of our board of directors, any single stockholder or group of affiliated stockholders from beneficially owning in excess of an ownership limit, which could make it difficult or expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. We also have a staggered board of directors that makes it difficult for stockholders to change the composition of our board of directors in any one year. These and other anti-takeover provisions could substantially impede the ability of stockholders to change our management and board of directors.

Future offerings of debt securities, which would be senior to our Class A Common Stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our Class A Common Stock for the purposes of distributions, may harm the value of our Class A Common Stock.

        In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or Class A Common Stock, as well as warrants to purchase shares of Class A Common Stock or convertible preferred stock. Upon the liquidation of our company, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our Class A Common Stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the market value of our Class A Common Stock, or both. Our preferred stock, if issued, would have a preference on distributions that could limit our ability to make distributions to the holders of our Class A Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Our stockholders are therefore subject to the risk of our future securities offerings reducing the market price of our Class A Common Stock and diluting their Class A Common Stock.

A regular trading market for our Class A Common Stock might not develop, which would harm the liquidity and value of our Class A Common Stock; trading and pricing of our Class A Common Stock may be volatile following this offering.

        Prior to our recent initial public offering, there was no established trading market for our Class A Common Stock. We have applied to have our Class A Common Stock listed on the New York Stock Exchange under the symbol "BMM". However, we cannot assure you that active trading of our Class A Common Stock will develop on that exchange or elsewhere or, if developed, that any active market will be sustained. Accordingly, we cannot assure you of the liquidity of any market in our Class A Common Stock, the ability of our stockholders to sell their shares of our Class A Common Stock or the prices that our stockholders may obtain for their shares of our Class A Common Stock.

        Even if an active trading market develops for our Class A Common Stock, the market price of our Class A Common Stock may be highly volatile and subject to wide price fluctuations. In addition, the trading volume in our Class A Common Stock may fluctuate and cause significant price variations to occur. If the market price of our Class A Common Stock declines significantly, you may be unable to resell your shares at or above your purchase price. We cannot assure you that the market price of our Class A Common Stock will not fluctuate or decline significantly in the future.

Broad market fluctuations could harm the market price of our Class A Common Stock.

        The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performances. These broad market fluctuations could reduce the market price of our Class A Common Stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could harm the market price of our Class A Common Stock.

Shares of our Class A Common Stock eligible for future sale may harm our share price.

        We cannot predict the effect, if any, of future sales of shares of our Class A Common Stock, or the availability of shares for future sales, on the market price of our Class A Common Stock. Sales of substantial amounts of these shares of our Class A Common Stock, or the perception that these sales could occur, may harm prevailing market prices for our Class A Common Stock. This prospectus covers the sale of [10,650,577] shares of our Class A Common Stock. In addition, 4,000,000 shares of our Class A Common Stock are reserved for issuance under our stock incentive plan. If any or all of the holders of our Class A Common Stock covered by this prospectus sell a large number of shares in the public market, the sale could reduce the market price of our Class A Common Stock and could impede our ability to raise future capital.

CAUTIONARY STATEMENTS FOR PURPOSES OF
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

        Certain statements in this prospectus under the captions "Summary," "Risk Factors," "Business—Risk Management Approach," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business—Description of Mortgage Related Securities," and elsewhere constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others:

  •
  changes in our industry, interest rates or general economic and business conditions;

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  industry and market trends;

  •
  availability of investment assets;

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  the degree and nature of competition;

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  changes in business strategy or development plans;

  •
  availability, terms and deployment of capital;

  •
  availability of qualified personnel;

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  changes in, or the failure or inability to comply with, government laws and regulations;

  •
  the impact of technology on our operations and business;

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  performance of our employees; and

  •
  all other factors referenced in this prospectus.

        These forward-looking statements are based on our current beliefs, assumptions and expectations, taking into account information that we reasonably believe to be reliable. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectation with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of Class A Common Stock offered by this prospectus. The proceeds of this offering are solely for the account of the selling stockholders.

MARKET PRICE OF AND DISTRIBUTIONS ON OUR CLASS A COMMON STOCK

Market Information

        Our Class A Common Stock is not currently listed or quoted on any national exchange. While our Class A Common Stock has been eligible for private sale on the PORTAL Market, we are not aware of any trades of our Class A Common Stock on the PORTAL Market.

        As of February 29, 2004, we had 10,009,150 shares of Class A Common Stock issued and outstanding, which were held by four holders of record. The four holders of record include Cede & Co., which holds shares as nominee for The Depository Trust Company, which itself holds shares on behalf of over 300 beneficial owners of our Class A Common Stock. We have applied to have our Class A Common Stock listed on the New York Stock Exchange under the symbol "BMM."

Distribution Policy

        The following table sets forth, for the periods indicated, the cash distributions declared per share on our Class A Common Stock since our formation:

2004	Declared Per Share Cash Distributions
First Quarter	$0.39

        Our distributions declared to date are not necessarily indicative of distributions that we will declare in the future. We intend to distribute all or substantially all of our REIT taxable net income (which does not ordinarily equal net income as calculated in accordance with GAAP) to our stockholders in each year. We intend to make regular quarterly distributions to our stockholders to be paid out of funds readily available for such distributions. Our distribution policy is subject to revision at the discretion of our board of directors without notice to you or stockholder approval. We have not established a minimum distribution level, and our ability to make distributions may be affected for the reasons described under the caption "Risk Factors." All distributions will be made by us at the discretion of our board of directors and will depend on our earnings and financial condition, maintenance of REIT status, applicable provisions of the Maryland general corporation law, or MGCL, and such other factors as our board of directors deems relevant.

        In order to maintain our qualification as a REIT under the Internal Revenue Code, we must make distributions to our stockholders each year in an amount at least equal to:

  •
  90% of our REIT taxable net income;

  •
  plus 90% of the excess of net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code;

  •
  minus any excess non-cash income.

        In general, our distributions will be applied toward these requirements if paid in the taxable year to which they relate, or in the following taxable year if the distributions are declared before we timely file our tax return for that year, the distributions are paid on or before the first regular distribution payment following the declaration, and we elect on our tax return to have a specified dollar amount of such distributions treated as if paid in the prior year. Distributions declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in such a month are treated as both paid by us and received by the stockholder during such taxable year, provided that the distribution is actually paid by us by January 31 of the following taxable year.

        We anticipate that distributions generally will be taxable as ordinary income to our stockholders, although a portion of such distributions may be designated by us as capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains.

        In the future, our board of directors may elect to adopt a dividend reinvestment plan.

SELECTED FINANCIAL DATA

        The following selected financial data is derived from our audited financial statements as of December 31, 2003 and for the period September 24, 2003 (date of inception) through December 31, 2003, and from our unaudited financial statements as of and for the three months ended March 31, 2004. The selected financial data should be read in conjunction with the more detailed information contained in our financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

	Three months ended March 31, 2004	For the period Sept. 24, 2003 (inception) to Dec. 31, 2003
	(unaudited)
Statement of Operations Data:
Revenues:
Interest income		$71,480
Interest expense		(20,086)

Net interest income		51,394

Expenses:
Trading costs, commissions and other trading expenses		15,583
Other direct costs		29,899
Compensation and related benefits		35,964
Start-up and organization costs		111,092
Occupancy costs		13,675
Audit and legal fees		85,340
Other administrative expenses		27,008

Total expenses		318,561

Net income (loss)		$(267,167)

Net loss per share, basic and diluted		$(0.54)

Weighted average number of Class A common shares outstanding, used in calculating basic and diluted		497,859

Dividends declared per Class A common share		-0-

	March 31, 2004	Dec. 31, 2003
	(unaudited)
Balance Sheet Data:
Mortgage-backed securities available for sale, at fair value		$27,750,602
Mortgage-backed securities pledged as collateral, at fair value		$197,990,559
Total mortgage-backed securities, at fair value		$225,741,161
Total assets		$245,285,676
Repurchase agreements		$188,841,000
Total liabilities		$188,970,485
Accumulated other comprehensive loss		$(19,409)
Total stockholders' equity		$56,315,191
Class A common shares issued and outstanding		4,012,102
Book value per share of Class A common stock		$14.04

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus.

General

        We will earn returns on the spread between the yield on our assets and our costs, including the interest expense on the funds we borrow. We intend to borrow between eight and 12 times the amount of our equity capital in an attempt to enhance our returns to stockholders. We intend to elect to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2003. We will not generally be subject to federal taxes on our income to the extent that we distribute our taxable income to our stockholders and maintain our qualification as a REIT.

Critical Accounting Policies

        Our financial statements are prepared in accordance with accounting principles generally accepted in the United States, which are known as GAAP. These accounting principles require us to make some complex and subjective decisions and assessments. Our most critical accounting policies involve decisions and assessments which could significantly affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements are based were reasonable at the time made based upon information available to us at that time. Management has identified our most critical accounting policies to be the following:

    Classifications of Investment Securities

        In accordance with applicable GAAP, our investments in mortgage related securities are classified as available-for-sale securities. As a result, changes in fair value are recorded as a balance sheet adjustment to accumulated other comprehensive income (loss), which is a component of stockholders' equity, rather than through our statement of operations. If available-for-sale securities were classified as trading securities, there could be substantially greater volatility in earnings from period-to-period.

    Valuations of Mortgage Related Securities

        All investment securities are carried on the balance sheet at fair value. Our mortgage related securities have fair values determined by management based on the average of third-party broker quotes received and/or by independent pricing sources when available. Because the price estimates may vary to some degree between sources, management must make certain judgments and assumptions about the appropriate price to use to calculate the fair values for financial reporting purposes. Different judgments and assumptions could result in different presentations of value.

        When the fair value of an available-for-sale security is less than amortized cost, management considers whether there is an other-than-temporary impairment in the value of the security (for example, whether the security will be sold prior to the recovery of fair value). If, in management's judgment, an other-than-temporary impairment exists, the cost basis of the security is written down to the then-current fair value, and this loss is realized and charged against earnings. The determination of other-than-temporary impairment is a subjective process, and different judgments and assumptions could affect the timing of loss realization.

    Interest Income Recognition

        Interest income on our mortgage related securities is accrued based on the actual coupon rate and the outstanding principal amount of the underlying mortgages. Premiums and discounts are amortized or accreted into interest income over the estimated lives of the securities using the effective yield method adjusted for the effects of estimated prepayments based on Statement of Financial Accounting Standards, or SFAS, No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases—an amendment of FASB Statements No. 13, 60, and 65 and a rescission of FASB Statement No. 17. Adjustments are made using the retrospective method to the effective interest computation each reporting period based on the actual prepayment experiences to date, and the present expectation of future prepayments of the underlying mortgages. If our estimate of prepayments is incorrect, we are required to make an adjustment to the amortization or accretion of premiums and discounts that would have an impact on future income.

    Accounting for Stock-Based Compensation

        We have adopted the fair value based method of accounting for stock-based compensation. Under this approach, we will recognize an expense for the fair value of any stock-based employee compensation at the time it is granted, as well as for transactions with non-employees in which services are performed in exchange for equity instruments.

    Off-Balance Sheet Arrangements

        Since inception, we have not maintained any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitment or intent to provide additional funding to any such entities. Accordingly, we are not materially exposed to any market, credit, liquidity or financing risk that could arise if we had engaged in such relationships.

Financial Condition

        All of our assets at February 29, 2004 were acquired with the proceeds of our private placements and use of leverage. We received net proceeds after offering costs of approximately $139.2 million in these offerings, which closed on December 19, 2003, January 30, 2004 and February 17, 2004.

    Mortgage Related Securities

        At February 29, 2004, we held $1.49 billion of mortgage related securities at fair value and had agreed to purchase approximately $28 million of mortgage related securities that will settle in March 2004. The stated contractual final maturity of the mortgage loans underlying our portfolio of mortgage related securities generally ranges up to 30 years. However, the expected maturity is subject to change based on the prepayments of the underlying mortgage loans. Our portfolio of mortgage related securities will typically be comprised of fixed-rate mortgage-backed securities, floating rate collateralized mortgage obligations, adjustable-rate mortgage-backed securities, hybrid adjustable-rate mortgage-backed securities and balloon maturity mortgage-backed securities. We seek to acquire short duration assets that offer high levels of protection from mortgage prepayments. While we are always concerned with prepayment tendencies of the securities we purchase, we believe the specified fixed-rate market offers the greatest protection available. Accordingly, we may own such securities in equal or greater proportion than traditional adjustable-rate and floating rate securities.

        The following tables summarize our mortgage related securities as of February 29, 2004:

Settled Securities
Asset Category	Market Value ($000)	Percentage of Entire Settled Portfolio	Weighted Average Coupon	Weighted Average Maturity in Months	Longest Maturity	Weighted Average Coupon Reset in Months	Weighted Average Lifetime Cap	Weighted Average Periodic Cap
Fixed-Rate Mortgage-Backed Securities	$617,060	41.4%	6.39%	297	2034	n/a	n/a	n/a
CMO Floaters	512,855	34.4	1.61	318	2033	1	8.0%	None
Adjustable-Rate Mortgage-Backed Securities	234,039	15.7	3.09	359	2042	7	9.7%	1.5%
Hybrid Adjustable-Rate Mortgage-Backed Securities	64,445	4.3	3.33	356	2033	32	9.3%	2.0%
Balloon Maturity Mortgage-Backed Securities	61,795	4.2	3.80	72	2011	n/a	n/a	n/a

Total Portfolio	$1,490,194	100.0%	3.99%	307	2042	—	—	—

Settled Securities
Agency	Market Value ($000)	Percentage of Entire Settled Portfolio
Fannie Mae	$873,541	58.6%
Freddie Mac	524,606	35.2
Ginnie Mae	92,047	6.2

Total Portfolio	$1,490,194	100.0%

Entire Portfolio (settled & unsettled securities)
Effective Duration(1)	1.74 years
Weighted Average Purchase Price	102.81% of par value
Weighted Average Current Price	102.95% of par value

(1)
Duration measures the price sensitivity of a bond to movements in interest rates. Effective duration captures both the movement in interest rates and the fact that cash flows to a mortgage related security are altered when interest rates move.

        Approximately 57% ($346.2 million) of our portfolio of 15 year and 30 year fixed-rate coupon mortgages have an $85,000 or lower loan balance. Because of the low loan balance on the mortgages underlying these mortgage related security pools, borrowers have a lower economic incentive to refinance and have historically prepaid more slowly than comparable securities.

        We also had approximately $50.2 million of cash on hand as of February 29, 2004.

    Liabilities

        We have entered into repurchase agreements to finance acquisitions of mortgage related securities. None of the counterparties to these agreements are affiliates of us. These agreements are secured by our mortgage related securities and bear interest rates that have historically moved in close relationship to LIBOR. As of February 29, 2004 we had 11 borrowing agreements with various investment banking firms and other lenders.

        At February 29, 2004, we had approximately $1.4 billion outstanding under repurchase agreements with a weighted average current borrowing rate of 1.19%, $90.3 million of which matures within 30 days, $210.3 million of which matures between 31 and 90 days, $606.5 million of which matures between 91 and 180 days and $496.6 million of which matures in more than 180 days. It is our present intention to seek to renew these repurchase agreements as they mature under the then-applicable borrowing terms of the counterparties to our repurchase agreements. At February 29, 2004, the repurchase agreements were secured by mortgage related securities with an estimated fair value of $1.47 billion and a weighted average maturity of 307 months.

        At February 29, 2004, our repurchase agreements had the following counterparties, amounts at risk and weighted average remaining maturities:

Repurchase Agreement Counterparties	Amount at Risk(1) ($000)	Weighted Average Maturity of Repurchase Agreements in Days	Percent of Total
Deutsche Bank	$340,691	268	24%
Banc of America	298,000	171	21
Daiwa Securities America Inc.	245,669	121	18
Countrywide Securities Corp.	179,073	42	13
UBS Paine Webber	156,080	253	11
Lehman Brothers	90,372	25	6
Bear Stearns & Co. Inc.	62,808	96	4
JP Morgan Securities Inc.	24,287	75	2
Nomura	7,145	36	1

Total	$1,404,125	163	100%

(1)
Equal to the fair value of securities sold, plus accrued interest income, minus repurchase agreement liabilities, plus accrued interest expense.

        We had no other liabilities at February 29, 2004.

Results of Operations

        Our company was organized on September 24, 2003 and we began substantive operations in late December 2003, after the initial closing of our private placement of Class A Common Stock. We leveraged the proceeds from the private placement with short-term borrowings under repurchase agreements to invest in a portfolio of mortgage related securities. Because of the timing of our initial investment of portfolio assets (investment activities began on December 22, 2003, and the first security purchase settled on December 26, 2003), interest income for the period from September 24, 2003 through December 31, 2003 was substantially lower than would be expected for a typical full period, both in an absolute sense and also relative to the average net invested assets for the period.

        Other operating expenses were high in proportion to gross interest income and expense and to net interest income for the period from September 24 through December 31, 2003 as compared to expectations for full periods of operations. To varying degrees, operating expenses were disproportionate to net interest income compared to a normal full period's results.

        We did not sell any mortgage related securities during the period from September 24, 2003 through February 29, 2004. Although we generally intend to hold our investment securities to maturity, we may determine at some time before they mature that it is in our interest to sell them and purchase securities with other characteristics. In that event, our earnings will be affected by realized gains or losses.

Contractual Obligations and Commitments

        The following table provides information with respect to our contractual obligations at December 31, 2003.

	Payment due by period
Contractual Obligations	Total	Less than 1 year	1-3 years
Repurchase Agreements	$188,841,000	$188,841,000
Operating Lease Obligations	54,797	54,797
Purchase Obligations	91,700	67,400	$24,300

Total	$188,987,497	$188,963,197	$24,300

Liquidity and Capital Resources

        Our primary source of funds as of February 29, 2004 consisted of repurchase agreements totaling $1.4 billion, with a weighted average current net borrowing rate of 1.19%. We expect to continue to borrow funds in the form of repurchase agreements. At February 29, 2004, we had borrowing arrangements with 11 investment banking firms and believe we had additional repurchase lines available of approximately $2.4 billion. Increases in short-term interest rates could negatively impact the valuation of our mortgage related securities, which could limit our borrowing ability or cause our lenders to initiate margin calls.

        For liquidity, we will also rely on cash flow from operations, primarily monthly principal and interest payments to be received on our mortgage related securities, as well as any primary securities offerings authorized by our board of directors.

        We believe that equity capital, combined with the cash flow from operations and the utilization of borrowings, will be sufficient to enable us to meet anticipated liquidity requirements. However, an increase in prepayment rates substantially above our expectations could cause a liquidity shortfall. If our cash resources are at any time insufficient to satisfy our liquidity requirements, we may be required to liquidate mortgage related securities or sell debt or additional equity securities. If required, the sale of mortgage related securities at prices lower than the carrying value of such assets would result in losses and reduced income.

        We may in the future increase our capital resources by making additional offerings of equity and debt securities, including classes of preferred stock, common stock, commercial paper, medium-term notes, collateralized mortgage obligations and senior or subordinated notes. All debt securities, other borrowings, and classes of preferred stock will be senior to the Class A Common Stock in a liquidation of our company. Additional equity offerings may be dilutive to stockholders' equity or reduce the market price of our Class A Common Stock, or both. We are unable to estimate the amount, timing or nature of any additional offerings as they will depend upon market conditions and other factors.

Inflation

        Virtually all of our assets and liabilities are financial in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States and our distributions are determined by our board of directors based primarily on [our net income as calculated for tax purposes]; in each case, our activities and balance sheet are measured with reference to historical cost and or fair market value without considering inflation.

BUSINESS

General

        We commenced operations in December 2003 and invest primarily in residential mortgage related securities issued by Fannie Mae, Freddie Mac and Ginnie Mae. We will earn returns on the spread between the yield on our assets and our costs, including the interest expense on the funds we borrow. We intend to borrow between eight and 12 times the amount of our equity capital to attempt to enhance our returns to stockholders. We are self-managed and self-advised.

        We conducted private placements of our Class A Common Stock in which we raised aggregate net proceeds (after commissions and expenses) of approximately $139.2 million between December 2003 and February 2004. As of February 29, 2004 we had total assets of $1.57 billion, all of which consisted of mortgage related securities and cash on hand. On that date, our portfolio of mortgage related securities totaled $1.49 billion and was comprised of 41.4% fixed-rate mortgage-backed securities, 34.4% floating rate collateralized mortgage obligations, 15.7% adjustable-rate mortgage-backed securities, 4.3% hybrid adjustable-rate mortgage-backed securities (securities backed by mortgages with fixed initial rates which, after a period, convert to adjustable rates) and 4.2% balloon maturity mortgage-backed securities (securities backed by mortgages where a significant portion of principal is repaid only at maturity). Of this portfolio, 59% was issued by Fannie Mae, 35% was issued by Freddie Mac and 6% was issued by Ginnie Mae.

        Our portfolio had a weighted average yield of [    ]% for the three months ended March 31, 2004. Our weighted average borrowing cost for the three months ended March 31, 2004 was [    ]%. The constant prepayment rate for the portfolio was [    ]% for March 2004, which reflects the annualized proportion of principal that was prepaid. The effective duration for the portfolio was [    ] years as of March 31, 2004. Duration measures the price sensitivity of a fixed income security to movements in interest rates. Effective duration captures both the movement in interest rates and the fact that cash flows to a mortgage related security are altered when interest rates move.

        We intend to qualify and will elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code commencing with our taxable year ended December 31, 2003. Provided we qualify as a REIT, we will generally distribute to our stockholders substantially all of our taxable income generated from our operations. As long as we retain our REIT status, we generally will not be subject to federal income tax to the extent that we distribute our net income to our stockholders.

Risk Management Approach

        We seek to differentiate ourselves from other mortgage portfolio managers through our approach to risk management. We invest in a limited universe of mortgage related securities, primarily those issued by Fannie Mae, Freddie Mac and Ginnie Mae. Payment of principal and interest underlying securities issued by Ginnie Mae is guaranteed by the U.S. Government. Fannie Mae and Freddie Mac mortgage related securities are guaranteed as to payment of principal and interest by the respective agency issuing the security. We seek to manage the risk of prepayments of the underlying mortgages by creating a diversified portfolio with a variety of prepayment characteristics. We seek to address the risk of leverage through our proprietary model, which guides us to an appropriate level of borrowing. Finally, we seek to address interest rate risks by managing the interest rate indices and borrowing periods of our debt, as well as through hedging against interest rate changes by buying interest rate caps and securing funding agreements.

        We have implemented a risk-based capital methodology patterned on the general principles underlying the proposed risk-based capital standards for internationally active banks of the Basel Committee on Banking Supervision, commonly referred to as the Basel II Accord. The Basel II Accord encourages banks to develop methods for measuring the risks of their banking activities to determine the amount of capital required to support those risks. Similarly, we use our methodology to calculate an internally generated risk measure for each asset in our portfolio. This measure is then used to establish the amount of leverage we use.

        We expect our risk management program to reduce our need to use hedging techniques. The only component of our business that we may seek to hedge is our borrowing cost. If we believe it is prudent to lock in a low or appealing funding rate, or hedge against a dramatic move in future funding rates, we might use interest rate caps and contractual funding agreements. Interest rate caps involve payment of an upfront premium in return for future payments if interest rate indices exceed an agreed upon level. The interest rate cap purchaser is only at risk for the fee paid. Contractual funding agreements will provide us with a guarantee of funding if we believe lenders may be restricting funds available for future borrowing. A funding agreement purchaser is only at risk for any fee paid to have the lending capacity available. Currently, we do not intend to use any other derivatives or hedging instruments.

Our Investment Strategy

        Our board of directors may change our investment strategy without prior notice to you or a vote of our stockholders.

    Asset Acquisition Strategy

        The primary assets in our current portfolio of mortgage related securities are fixed-rate mortgage-backed securities, floating rate collateralized mortgage obligations, adjustable-rate mortgage-backed securities, hybrid adjustable-rate mortgage-backed securities and balloon maturity mortgage-backed securities. The mortgage related securities we acquire are obligations issued by federal agencies or federally chartered entities, primarily Fannie Mae, Freddie Mac and Ginnie Mae.

        We use a three-step process in building and maintaining our investment portfolio. The first step is an asset allocation process based on our proprietary model. We then apply our market views to adjust the asset allocation results determined in step one. Finally, we employ our risk based capital methodology to set our leverage ratio. We repeat this process on a regular basis and as market conditions warrant.

        We seek to manage the effects on our income of prepayments of the mortgage loans underlying our securities at a rate materially different than anticipated. We intend to do this by structuring a diversified portfolio with a variety of prepayment characteristics, investing in mortgage related securities or structures with prepayment protections and purchasing mortgage related securities at a premium and at a discount.

        We intend to diversify our portfolio to avoid undue geographic, loan originator, and other types of concentrations. By maintaining essentially all of our assets in government or government-sponsored or chartered enterprises and government or federal agencies, which may include an implied guarantee of the federal government as to payment of principal and interest, we believe we can significantly reduce our exposure to losses from credit risk. We intend to acquire assets that will enable us to be exempt from the Investment Company Act.

        Legislation may be proposed to change the relationship between certain agencies, such as Fannie Mae and the federal government. This may have the effect of reducing the actual or perceived credit quality of mortgage related securities issued by these agencies. As a result, such legislation could increase the risk of loss on investments in Fannie Mae and/or Freddie Mac mortgage-backed securities. We currently intend to continue to invest in such securities, even if such agencies' relationships with the federal government change.

    Leverage Strategy

        We use leverage in an attempt to increase potential returns to our stockholders. We generally borrow between eight to 12 times the amount of our equity, although our investment policies require no minimum or maximum leverage. We borrow against existing mortgage related securities and use the proceeds to acquire additional mortgage related securities. We enter into collateralized borrowings only with institutions that are rated investment grade by at least one nationally-recognized statistical rating agency.

        We seek to structure the financing in such a way as to limit the effect of fluctuations in short-term rates on our interest rate spread. In general, our borrowings are short-term and we actively manage, on an aggregate basis, both the interest rate indices and interest rate adjustment periods of our borrowings against the interest rate indices and interest rate adjustment periods on our mortgage related securities in order to limit our liquidity and interest rate related risks. We may also employ borrowings under longer term facilities.

        We generally borrow at short-term rates using repurchase agreements. Repurchase agreements are generally, but not always, short-term in nature. Under these repurchase agreements, we sell securities to a lender and agree to repurchase those securities in the future for a price that is higher than the original sales price. The difference between the sales price we receive and the repurchase price we pay represents interest paid to the lender. Although structured as a sale and repurchase obligation, a repurchase agreement operates as a financing under which we effectively pledge our securities as collateral to secure a short-term loan equal in value to a specified percentage of the market value of the pledged collateral. We retain beneficial ownership of the pledged collateral, including the right to distributions. At the maturity of a repurchase agreement, we are required to repay the loan and concurrently receive our pledged collateral from the lender or, with the consent of the lender, we renew such agreement at the then prevailing financing rate. Our repurchase agreements may require us to pledge additional assets to the lender in the event the market value of the existing pledged collateral declines.

        We have engaged AVM, L.P. (a securities broker-dealer) and III Associates (a registered investment adviser affiliated with AVM), to provide us with repurchase agreement trading, clearing and administrative services. III Associates acts as our agent and adviser in arranging for third parties to enter into repurchase agreements with us, executes and maintains records of our repurchase transactions and assists in managing the margin arrangements between us and our counterparties for each of our repurchase agreements.

        We use repurchase agreements to leverage our portfolio. As of February 29, 2004, our debt to equity ratio was 9.93:1, and our repurchase agreements at that date were $1.4 billion. As of February 29, 2004, we had relationships with 11 repurchase providers, and through these relationships we believe we had access to total lines of approximately $3.8 billion, of which $2.4 billion was unused.

        We seek to protect our capital base through the use of a risk-based capital methodology. This methodology is patterned on the general principles underlying the Basel II Accord. These principles are intended to promote the use by internationally active banks of increasingly sophisticated internal risk management processes and measurements for purposes of allocating capital on a weighted basis. Our methodology follows this framework in that the inherent risk of an asset will create a capital allocation for the asset, which will in turn define the amount of leverage we will employ.

        As with the Basel approach, we identify components of risk associated with the assets we employ. However, unlike typical bank loans, which may bear a significant degree of credit risk, the risks associated with the assets we employ are primarily related to movements in interest rates. The elements relating to interest rate risk we analyze are effective duration, convexity, expected return and the slope of the yield curve. "Effective duration" measures the sensitivity of a security's price to movements in interest rates. "Convexity" measures the sensitivity of a security's effective duration to movements in interest rates. "Expected return" captures the market's assessment of the risk of a security. We assume markets are efficient with respect to the pricing of risk.

        While these three risk components primarily address the price movement of a security, we believe the income earning potential of our portfolio—as reflected in the slope of the yield curve—offsets potential negative price movements. We believe the risk of our portfolio is lower when the slope of the yield curve is steep, and thus is inversely proportional to the slope of the yield curve.

        We use these components of risk to arrive at a risk coefficient for each asset. The product of this coefficient and the amount of our investment represents our "risk measure" for the asset. We calculate risk measures for each asset and then aggregate them into the risk measure for the entire portfolio, which guides us to an appropriate amount of overall leverage. We analyze the portfolio's risk measures on a daily basis. The leverage ratio will rise as the risk level of the portfolio declines and will fall as the portfolio's risk level increases. The goal of our approach is to ensure that our portfolio's leverage ratio is appropriate for the level of risk inherent in the portfolio.

    Interest Rate Risk Management

        We believe the primary risk inherent in our investments is the effect of movements in interest rates. This arises because the changes in interest rates on our borrowings will not be perfectly coordinated with the effects of interest rate changes on the income from, or value of, our investments. We therefore follow an interest rate risk management program designed to offset the potential adverse effects resulting from the rate adjustment limitations on our mortgage related securities. We seek to minimize differences between interest rate indices and interest rate adjustment periods of our adjustable-rate mortgage-backed securities and related borrowings.

        Our interest rate risk management program encompasses a number of procedures, including the following:

  •
  monitoring and adjusting, if necessary, the interest rate sensitivity of our mortgage related securities compared with the interest rate sensitivities of our borrowings;

  •
  attempting to structure our borrowing agreements to have a range of different maturities and interest rate adjustment periods (although most will be less than one year); and

  •
  actively managing, on an aggregate basis, the interest rate indices and interest rate adjustment periods of our mortgage related securities compared to the interest rate indices and adjustment periods of our borrowings.

        As a result, we expect to be able to adjust the average maturities and reset periods of our borrowings on an ongoing basis by changing the mix of maturities and interest rate adjustment periods as borrowings mature or are renewed. Through the use of these procedures, we attempt to reduce the risk of differences between interest rate adjustment periods of our adjustable-rate mortgage-backed securities and our related borrowings.

        As a further means of protecting our portfolio against the effects of major interest rate changes, we may employ a hedging strategy under which we purchase interest rate cap contracts (under which we would generally be entitled to payment if interest rate indices exceed the agreed rates) or rate lock or other guaranteed financing contracts (under which we would pay a fee to guarantee certain lines of borrowing at certain rates or for certain periods of time). Under these contracts we would generally only be at risk for the fees paid. These contracts are intended to protect us from significant increases in interest rates. To date, we have not entered into any hedging transactions.

Repurchase Agreement Trading, Clearing and Administrative Services

        We have engaged AVM, L.P. (a securities broker-dealer) and III Associates (a registered investment adviser affiliated with AVM), to provide us with repurchase agreement trading, clearing and administrative services. Among other responsibilities, AVM acts as our clearing agent. III Associates acts as our agent and adviser in arranging for third parties to enter into repurchase agreements with us, executes and maintains records of our repurchase transactions and assists in managing the margin arrangements between us and our counterparties for each of our repurchase agreements. AVM and III Associates are entitled to fees for their services, and III Associates also has the opportunity to earn additional incentive fees if it is able to achieve certain cost-saving objectives on our behalf.

Description of Mortgage Related Securities

    Mortgage-Backed Securities

        Pass-Through Certificates.    We intend to invest in pass-through certificates, which are securities representing interests in pools of mortgage loans secured by residential real property in which payments of both interest and principal on the securities are generally made monthly. In effect, these securities pass through the monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer or guarantor of the securities. Pass-through certificates can be divided into various categories based on the characteristics of the underlying mortgages, such as the term or whether the interest rate is fixed or variable.

        A key feature of most mortgage loans is the ability of the borrower to repay principal earlier than scheduled. This is called a prepayment. Prepayments arise primarily due to sale of the underlying property, refinancing, or foreclosure. Prepayments result in a return of principal to pass-through certificate holders. This may result in a lower or higher rate of return upon reinvestment of principal. This is generally referred to as prepayment uncertainty. If a security purchased at a premium prepays at a higher-than-expected rate, then the value of the premium would be eroded at a faster-than-expected rate. Similarly, if a discount mortgage prepays at a lower-than-expected rate, the amortization towards par would be accumulated at a slower-than-expected rate. The possibility of these undesirable effects is sometimes referred to as "prepayment risk."

        In general, declining interest rates tend to increase prepayments, and rising interest rates tend to slow prepayments. Like other fixed-income securities, when interest rates rise, the value of mortgage related securities generally declines. The rate of prepayments on underlying mortgages will affect the price and volatility of mortgage related securities and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If interest rates rise, our holdings of mortgage related securities may experience reduced returns if the borrowers of the underlying mortgages pay off their mortgages later than anticipated. This is generally referred to as extension risk.

        Payment of principal and interest on some mortgage pass-through securities, although not the market value of the securities themselves, may be guaranteed by the full faith and credit of the federal government, including securities issued by Ginnie Mae, or by agencies or instrumentalities of the federal government, including Fannie Mae and Freddie Mac.

        The mortgage loans underlying pass-through certificates can generally be classified in the following five categories:

  •
  Fixed-Rate Mortgages. Fixed-rate mortgages are those where the borrower pays an interest rate that is constant throughout the term of the loan. Traditionally, most fixed-rate mortgages have an original term of 30 years. However, shorter terms (also referred to as final maturity dates) have become common in recent years. Because the interest rate on the loan never changes, even when market interest rates change, over time there can be a divergence between the interest rate on the loan and current market interest rates. This in turn can make a fixed-rate mortgage's price sensitive to market fluctuations in interest rates. In general, the longer the remaining term on the mortgage loan, the greater the price sensitivity. One way to attempt to lower the price sensitivity of a portfolio of fixed-rate mortgages is to buy those with shorter remaining terms or maturities.

  •
  Collateralized Mortgage Obligations. Collateralized mortgage obligations, or CMOs, are a type of mortgage-backed security. Interest and principal on a CMO are paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities issued directly by or under the auspices of Ginnie Mae, Freddie Mac or Fannie Mae. CMOs are structured into multiple classes, with each class bearing a different stated maturity. Monthly payments of principal, including prepayments, are first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. Generally, fixed-rate mortgages are used to collateralize CMOs. However, the CMO tranches need not all have fixed-rate coupons. Some CMO tranches have floating rate coupons that adjust based on market interest rates, subject to some limitations. Such tranches, often called "CMO floaters," can have relatively low price sensitivity.

  •
  Adjustable-Rate Mortgages. Adjustable-rate mortgages, or ARMs, are those for which the borrower pays an interest rate that varies over the term of the loan. The interest rate usually resets based on market interest rates, although the adjustment of such an interest rate may be subject to certain limitations. Traditionally, interest rate resets occur at regular set intervals (for example, once per year). We will refer to such ARMs as "traditional" ARMs. Because the interest rates on ARMs fluctuate based on market conditions, ARMs tend to have interest rates that do not deviate from current market rates by a large amount. This in turn can mean that ARMs have less price sensitivity to interest rates.

  •
  Hybrid Adjustable-Rate Mortgages. Hybrid ARMs have a fixed-rate for the first few years of the loan, often three, five, or seven years, and thereafter reset periodically like a traditional ARM. Effectively such mortgages are hybrids, combining the features of a pure fixed-rate mortgage and a "traditional" ARM. Hybrid ARMs have price sensitivity to interest rates similar to that of a fixed-rate mortgage during the period when the interest rate is fixed and similar to that of an ARM when the interest rate is in its periodic reset stage. However, because many hybrid ARMs are structured with a relatively short initial time span during which the interest rate is fixed, even during that segment of its existence, the price sensitivity may be high.

  •
  Balloon Maturity Mortgages. Balloon maturity mortgages are a type of fixed-rate mortgage where all or most of the principal amount is due at maturity, rather than paid down, or amortized, over the life of the loan. These mortgages have a static interest rate for the life of the loan. However, the term of the loan is usually quite short, typically less than seven years. As the balloon maturity mortgage approaches its maturity date, the price sensitivity of the mortgage declines.

        Although there are a variety of other mortgage related securities, including various derivative securities, securities known as "inverse floaters," "inverse I.O.'s" and "residuals," we do not expect to invest in them.

    Other Investments

        We may purchase interest rate caps to hedge against quick and unexpected changes in our funding rates. The purchaser of these caps is only at risk for the fee paid. We may also enter into longer term funding arrangements with acceptable counterparties. We intend to limit these investments to less than 10% of our total assets.

        We also intend to operate in a manner that will not subject us to regulation under the Investment Company Act. Although it does not anticipate any major changes at this time, our board of directors has the authority to modify or waive our current operating policies and our strategies without prior notice to you and without stockholder approval.

Policies With Respect to Certain Other Activities

        If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

        We have authority to offer our Class A Common Stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in such activities in the future.

        Subject to gross income and asset tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities.

        We may engage in the purchase and sale of investments. We do not underwrite the securities of other issuers.

        Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Custodian Bank

        We have engaged J.P. Morgan Chase & Co. to serve as our custodian bank. J.P. Morgan Chase & Co. is entitled to fees for its services.

Competition

        When we invest in mortgage related securities and other investment assets, we compete with a variety of institutional investors, including other REITs, insurance companies, mutual funds, pension funds, investment banking firms, banks and other financial institutions that invest in the same types of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do. The existence of these competitive entities, as well as the possibility of additional entities forming in the future, may increase the competition for the acquisition of mortgage related securities, resulting in higher prices and lower yields on assets.

Website Access to our Periodic SEC Reports

        The Internet address of our corporate website is www.biminireit.com. We intend to make our periodic SEC reports (on Forms 10-K and 10-Q) and current reports (on Form 8-K), as well as the beneficial ownership reports filed by our directors, officers and 10% stockholders (on Forms 3, 4 and 5) available free of charge through our website as soon as reasonably practicable after they are filed electronically with the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules. The information on our website is not a part of this prospectus.

        Materials we file with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at www.sec.gov that will contain our reports, proxy and information statements, and other information regarding our company that we will file electronically with the SEC.

Employees

        As of February 29, 2004, we had three full-time employees.

Facilities

        Our principal offices are located at 3305 Flamingo Drive, Suite 100, Vero Beach, Florida 32963.

Legal Proceedings

        We are not a party to any legal proceedings.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        We believe the primary risk inherent in our investments is the effect of movements in interest rates. This arises because the changes in interest rates on our borrowings will not be perfectly coordinated with the effects of interest rate changes on the income from, or value of, our investments. We therefore follow an interest rate risk management program designed to offset the potential adverse effects resulting from the rate adjustment limitations on our mortgage related securities. We seek to minimize differences between the interest rate indices and interest rate adjustment periods of our adjustable-rate mortgage-backed securities and those of our related borrowings.

        Our interest rate risk management program encompasses a number of procedures, including the following:

  •
  monitoring and adjusting, if necessary, the interest rate sensitivity of our mortgage related securities compared with the interest rate sensitivities of our borrowings;

  •
  attempting to structure our borrowing agreements to have a range of different maturities and interest rate adjustment periods (although most will be less than one year); and

  •
  actively managing, on an aggregate basis, the interest rate indices and interest rate adjustment periods of our mortgage related securities compared to the interest rate indices and adjustment periods of our borrowings.

        As a result, we expect to be able to adjust the average maturities and reset periods of our borrowings on an ongoing basis by changing the mix of maturities and interest rate adjustment periods as borrowings mature or are renewed. Through the use of these procedures, we attempt to reduce the risk of differences between interest rate adjustment periods of our adjustable-rate mortgage-backed securities and those of our related borrowings.

        As a further means of protecting our portfolio against the effects of major interest rate changes we may employ a limited hedging strategy under which we purchase interest rate cap contracts (under which we would generally be entitled to payment if interest rate indices exceed the agreed rates) or rate lock or other guaranteed financing contracts (under which we would pay a fee to guarantee certain lines of borrowing at certain rates or for certain periods of time). Under these contracts we would generally only be at risk for the fees paid. These contracts are intended to protect us from significant increases in interest rates.

Interest Rate Risk

        We are subject to interest rate risk in connection with our investments in mortgage related securities and our related debt obligations, which are generally repurchase agreements of limited duration that are periodically refinanced at current market rates.

    Effect on Net Interest Income

        We fund our investments in long-term fixed-rate and hybrid adjustable-rate mortgage-backed securities with short-term borrowings under repurchase agreements. During periods of rising interest rates, the borrowing costs associated with those fixed-rate and hybrid adjustable-rate mortgage-backed securities tend to increase while the income earned on such fixed-rate mortgage-backed securities and hybrid adjustable-rate mortgage-backed securities (during the fixed-rate component of such securities) may remain substantially unchanged. This results in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses. We may enter into interest rate cap contracts or forward funding agreements seeking to mitigate the negative impact of a rising interest rate environment. Hedging techniques will be based, in part, on assumed levels of prepayments of our fixed-rate and hybrid adjustable-rate mortgage-backed securities. If prepayments are slower or faster than assumed, the life of the mortgage related securities will be longer or shorter, which would reduce the effectiveness of any hedging techniques we may utilize and may result in losses on such transactions. Hedging techniques involving the use of derivative securities are highly complex and may produce volatile returns. Our hedging activity will also be limited by the asset and sources-of-income requirements applicable to us as a REIT.

    Extension Risk

        We invest in fixed-rate and hybrid adjustable-rate mortgage-backed securities. Hybrid adjustable-rate mortgage-backed securities have interest rates that are fixed for the first few years of the loan—typically three, five, seven or 10 years—and thereafter their interest rates reset periodically on the same basis as adjustable-rate mortgage-backed securities. As of February 29, 2004, approximately 4.3% of our investment portfolio was comprised of hybrid adjustable-rate mortgage-backed securities. We compute the projected weighted average life of our fixed-rate and hybrid adjustable-rate mortgage-backed securities based on the market's assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when a fixed-rate or hybrid adjustable-rate mortgage-backed security is acquired with borrowings, we may, but are not required to, enter into interest rate cap contracts or forward funding agreements that effectively cap or fix our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related mortgage-backed security. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related mortgage-backed security. However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related mortgage-backed security could extend beyond the term of the swap agreement or other hedging instrument. This situation could negatively impact us as borrowing costs would no longer be fixed after the end of the hedging instrument, while the income earned on the fixed-rate or hybrid adjustable-rate mortgage-backed security would remain fixed. This situation may also cause the market value of our fixed-rate and hybrid adjustable-rate mortgage-backed securities to decline with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets and incur losses to maintain adequate liquidity.

    Adjustable-Rate and Hybrid Adjustable-Rate Mortgage-Backed Security Interest Rate Cap Risk

        We also invest in adjustable-rate and hybrid adjustable-rate mortgage-backed securities, which are based on mortgages that are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which an adjustable-rate or hybrid adjustable-rate mortgage-backed security's interest yield may change during any given period. However, our borrowing costs pursuant to our repurchase agreements will not be subject to similar restrictions. Hence, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our adjustable-rate and hybrid adjustable-rate mortgage-backed securities would effectively be limited by caps. This problem will be magnified to the extent we acquire adjustable-rate and hybrid adjustable-rate mortgage-backed securities that are not based on mortgages which are fully-indexed. Further, the underlying mortgages may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on our adjustable-rate and hybrid adjustable-rate mortgage-backed securities than we need in order to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would negatively impact our financial condition, cash flows and results of operations.

    Interest Rate Mismatch Risk

        We intend to fund a substantial portion of our acquisitions of adjustable-rate and hybrid adjustable-rate mortgage-backed securities with borrowings that have interest rates based on indices and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indices and repricing terms of the mortgage related securities we are financing. Thus, we anticipate that in most cases the interest rate indices and repricing terms of our mortgage related securities and our funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. Therefore, our cost of funds would likely rise or fall more quickly than would our earnings rate on assets. During periods of changing interest rates, such interest rate mismatches could negatively impact our financial condition, cash flows and results of operations.

    Prepayment Risk

        Prepayment rates for existing mortgage related securities generally increase when prevailing interest rates fall below the market rate existing when the underlying mortgages were originated. In addition, prepayment rates on adjustable-rate and hybrid adjustable-rate mortgage-backed securities generally increase when the difference between long-term and short-term interest rates declines or becomes negative. Prepayments of mortgage related securities could harm our results of operations in several ways. Some adjustable-rate mortgages underlying our adjustable-rate mortgage-backed securities may bear initial "teaser" interest rates that are lower than their "fully-indexed" rates, which refers to the applicable index rates plus a margin. In the event that such an adjustable-rate mortgage is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, the holder of the related mortgage-backed security would have held such security while it was less profitable and lost the opportunity to receive interest at the fully-indexed rate over the expected life of the adjustable-rate mortgage-backed security. We currently own mortgage related securities that were purchased at a premium. The prepayment of such mortgage related securities at a rate faster than anticipated would result in a write-off of any remaining capitalized premium amount and a consequent reduction of our net interest income by such amount. Finally, in the event that we are unable to acquire new mortgage related securities to replace the prepaid mortgage related securities, our financial condition, cash flow and results of operations could be harmed.

    Effect on Fair Value

        Another component of interest rate risk is the effect changes in interest rates will have on the market value of our assets. We face the risk that the market value of our assets will increase or decrease at different rates than that of our liabilities, including our hedging instruments.

        We primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data, and different models and methodologies can produce different duration numbers for the same securities.

        The following sensitivity analysis table shows the estimated impact on the fair value of our interest rate-sensitive investments at February 29, 2004, assuming rates instantaneously fall 100 basis points, rise 100 basis points and rise 200 basis points:

	Interest Rates Fall 100 Basis Points	Interest Rates Rise 100 Basis Points	Interest Rates Rise 200 Basis Points
Fixed-Rate Mortgage-Backed Securities
(Fair Value $635,680,860)
Change in fair value	7,170,480	(19,197,562)	(45,393,970)
Change as a percent of fair value	1.13%	-3.02%	-7.14%
CMO Floaters
(Fair Value $512,854,933)
Change in fair value	441,055	(1,235,980)	(2,215,533)
Change as a percent of fair value	0.09%	-0.24%	-0.43%
Adjustable-Rate Mortgage-Backed Securities
(Fair Value $234,039,068)
Change in fair value	1,240,407	(3,562,075)	(9,396,669)
Change as a percent of fair value	0.53%	-1.52%	-4.02%
Hybrid Adjustable-Rate Mortgage-Backed Securities
(Fair Value $73,874,833)
Change in fair value	1,241,836	(2,350,697)	(5,219,996)
Change as a percent of fair value	1.68%	-3.18%	-7.07%
Balloon Maturity Mortgage-Backed Securities
(Fair Value $61,795,162)
Change in fair value	1,208,713	(1,959,525)	(4,231,115)
Change as a percent of fair value	1.96%	-3.17%	-6.85%
Cash
(Fair Value $50,245,376)
Portfolio Total
(Fair Value $1,568,490,232)
Change in fair value	11,302,492	(28,305,839)	(66,457,283)
Change as a percent of fair value	0.72%	-1.81%	-4.24%

         It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change beyond 100 basis points from current levels. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change beyond 100 basis points. In addition, other factors impact the fair value of our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, in the event of changes in actual interest rates, the change in the fair value of our assets would likely differ from that shown above, and such difference might be material and adverse to our stockholders.

MANAGEMENT OF THE COMPANY

Our Executive Officers and Directors

        The following table sets forth certain information regarding our executive officers and directors:

Name	Age	Position
Jeffrey J. Zimmer	46	Chairman of the Board, Chief Executive Officer and President
Robert E. Cauley, CFA	45	Chief Financial Officer, Chief Investment Officer, Secretary and Director
Kevin L. Bespolka	41	Independent Director(1)(2)(3)
Maureen A. Hendricks	52	Independent Director(1)(3)
Buford H. Ortale	42	Independent Director(1)(2)

(1)
Member of Audit Committee.
(2)
Member of Governance and Nominating Committee.
(3)
Member of Compensation Committee.

        Jeffrey J. Zimmer is our Chairman, Chief Executive Officer and President. He was most recently a Managing Director in the Mortgage-Backed and Asset Backed Department at RBS/Greenwich Capital Markets. From 1990 through 2003, he held various positions in the mortgage-backed department at Greenwich Capital. While there, Mr. Zimmer worked closely with some of the nation's largest mortgage banks, hedge funds, and investment management firms on various mortgage-backed securities investments. He has sold and researched almost every type of mortgage-backed security in his 19 years in the mortgage business. He has negotiated terms on and participated in the completion of dozens of new underwritten public and privately placed mortgage-backed deals for customers of Greenwich Capital. Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990. He received his MBA in finance from Babson College in 1983 and a BA in economics and speech communication from Denison University in 1980.

        Robert E. Cauley is our Chief Investment Officer, Chief Financial Officer and Secretary. He was most recently Vice President, Portfolio Manager at Federated Investment Management Company in Pittsburgh, Pennsylvania where from 1996 until September 2003 he was also a lead portfolio manager, co-manager, or assistant portfolio manager of $4.25 billion (base capital, unlevered amount) in mortgage and asset backed securities funds. From 1994 to 1996, he was an associate at Lehman Brothers in the asset-backed structuring group. From 1992 to 1994 he was a credit analyst in the highly levered firms group and the aerospace group at Barclay's Bank. Mr. Cauley has invested in, researched, or structured almost every type of mortgage-backed security. Mr. Cauley, who is a CFA and a CPA, received his MBA in finance and economics from Carnegie Mellon University and his BA in accounting from California State University, Fullerton. Mr. Cauley served in the United States Marine Corps for four years.

        Kevin L. Bespolka worked at Merrill Lynch from 1991 to 1999, first as the global head of non-dollar bond option trading and European fixed income proprietary trading, then as global head of foreign exchange options and proprietary trading and finally as the global co-head of debt proprietary trading. Before joining Merrill Lynch, he worked in the Debt Capital Markets Group at Morgan Stanley, structuring public and private placements of non-standard debt securities. He is currently the Chief Financial Officer of Kidsnet, a company that provides safe internet access for children that he co-founded in 2000. Mr. Bespolka graduated magna cum laude from Swarthmore College in 1984.

        Maureen A. Hendricks was most recently a Senior Advisory Director at Salomon Smith Barney from 2001 until January 2003. She was previously the Head of Global Energy and Power at Salomon Smith Barney prior to her retirement in 2001. She was also formerly the Head of Global Capital

Markets, Head of Corporate Fixed Income—Americas, Head of European Equities, Co-Head of Global Equity Derivatives, and Head of Structured Finance for JP Morgan Securities. She graduated magna cum laude from Smith College. She is chairman of the Management Development Compensation Committee, former chairman of the Audit Committee and a member of the board of directors of Millipore Corporation.

        Buford H. Ortale founded and was ultimately a managing director of the high yield bond group of NationsBanc Capital Markets from 1993 to 1996. Before that, he was at Merrill Lynch in the Merchant Banking Group. Mr. Ortale has been involved in numerous private equity investments, including start-ups in which he was an original shareholder. His pre-IPO investments include iPayment, Dr. Pepper/Seven Up, Ztel, Ptek, Texas Capital Bancshares, and Healthstream. He has also served on the boards of several companies including Ztel, Ptek, and Phyve Corporation. He is currently President of Sewanee Ventures, a private equity and investment banking firm that he founded in 1996. Mr. Ortale received an MBA from Vanderbilt University.

Board Composition

        Our board of directors currently consists of five members. Directors will be elected for a term of three years and hold office until their successors are elected and qualified. Our bylaws provide that except in the case of a vacancy, the majority of the members of our board of directors and of any committee of our board of directors must at all times after the issuance of the shares of our Class A Common Stock in this offering be independent directors. A vacancy on our board of directors resulting from the removal of a director may be filled by a vote of our directors, subject, however, to the right of our stockholders to elect a successor to fill any such vacancy resulting from the removal of a director by our stockholders. Except in the case of a removal of a director by our stockholders, vacancies occurring on our board of directors among the independent directors will be filled by the vote of a majority of the remaining directors, including the independent directors. A vacancy on our board resulting from an increase in the number of directors will be filled by the vote of a majority of the entire board of directors. The term "independent directors" refers to those directors that are not employed by us.

        Our charter provides for three classes of directors with staggered terms of three years, with one class elected every year. Mr. Bespolka is a Class I director and will hold office until 2004. Mr. Cauley and Mr. Ortale are Class II directors and will hold office until 2005. Mr. Zimmer and Ms. Hendricks are Class III directors and will hold office until 2006.

        Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by Maryland law. Our other employees and agents may be indemnified to such extent as shall be authorized by our board of directors or our bylaws. See "Certain Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification."

Board Committees

        We have established an audit committee, a compensation committee and a governance and nominating committee of our board of directors. Other committees may be established by our board of directors from time to time.

    Audit Committee

        The audit committee of our board of directors recommends the appointment of our independent auditors, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our internal and independent auditors, including the results and scope of their audit. The audit committee currently consists of Ms. Hendricks (Chairperson and Audit Committee Financial Expert), Mr. Bespolka and Mr. Ortale. We believe that a majority of the members of the audit committee satisfy the audit committee membership independence requirements of the SEC and the independence and other standards of the New York Stock Exchange.

    Compensation Committee

        The compensation committee of our board of directors reviews and recommends to the board the compensation and benefits of all of our executive officers, administers our stock option plans and establishes and reviews general policies relating to compensation and benefits of our employees. The compensation committee currently consists of Mr. Bespolka (Chairperson) and Ms. Hendricks.

    Governance and Nominating Committee

        The corporate governance and nominating committee of our board of directors identifies individuals qualified to become members of our board of directors, selects, or recommends that our board of directors select, the director nominees for each annual meeting of our stockholders and develops our corporate governance principles. The corporate governance and nominating committee currently consists of Mr. Ortale (Chairperson) and Mr. Bespolka.

    Compensation of Directors

        Our independent directors each receive annual compensation of $45,000. Additionally, each independent director receives $1,000 for each board meeting attended as well as reimbursement for travel and hotel expenses associated with attending such board and committee meetings. The chairperson of each of the compensation committee and the governance and nominating committee is entitled to an additional annual fee of $3,000. The chairperson of the audit committee is entitled to an additional annual fee of $6,000. A minimum of one-half of the compensation payable to our independent directors is in the form of our Class A Common Stock and each of our independent directors has the right to elect to receive all or a portion of the balance of such compensation in the form of Class A Common Stock. As of February 29, 2004, all three of our independent directors had elected to receive 100% of their compensation in shares of Class A Common Stock. Directors employed directly by us will not be separately compensated for their service as directors.

Corporate Governance

  Lead Independent Director

        On the recommendation of the governance and nominating committee, our independent directors meet in regularly scheduled executive sessions without management. Our board of directors has established the position of lead independent director and our independent directors have elected Maureen A. Hendricks to serve in that position. In her role as lead independent director, Mrs. Hendricks' responsibilities include:

  •
  scheduling and chairing meetings of the independent directors and setting their agendas;

  •
  facilitating communications between the independent directors and management; and

  •
  acting as a point of contact for persons who wish to communicate with the independent directors.

    Code of Business Conduct and Ethics

        Our board of directors has established a code of business conduct and ethics, which is included as an exhibit to the registration statement of which this prospectus is a part. Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

        Waivers to the code of business conduct and ethics may be granted only by the governance and nominating committee of the board. In the event that the committee grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on the corporate governance section of our corporate website at www.biminireit.com. The information on that website is not a part of this prospectus.

    Public Availability of Corporate Governance Documents

        Our key corporate governance documents, including our code of business conduct and the charters of our audit committee, compensation committee and governance and nominating committee are:

  •
  available on our corporate website;

  •
  available in print to any stockholder who requests them from our corporate secretary; and

  •
  filed as exhibits to the registration statement of which this prospectus is a part.

Compensation of Executive Officers

        The following table summarizes the compensation we have awarded or paid to our Chairman, Chief Executive Officer and President and to our Chief Investment Officer, Chief Financial Officer and Secretary since our inception. We refer to the persons identified in the following table as our named executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Position	Year	Salary	Bonus	Other	Stock Awards	Option Awards	Dividend Equivalent Rights	All Other Compensation
Jeffrey J. Zimmer, Chairman of the Board, Chief Executive Officer and President	2003	$150,000(1)	—	—	—	—	—	—
Robert E. Cauley, Chief Investment Officer, Chief Financial Officer and Secretary	2003	$150,000(1)	—	—	—	—	—	—

(1)
Represents annual salary. Actual salary from commencement of operations to year end was $4,583.

Executive Employment Agreements

        We entered into employment agreements with Mr. Zimmer and Mr. Cauley in 2003. The employment agreements provide for Mr. Zimmer to serve as our President and Chief Executive Officer and Mr. Cauley to serve as our Chief Investment Officer and Chief Financial Officer. These employment agreements require Messrs. Zimmer and Cauley to devote substantially full-time attention and time to our affairs, but also permit them to devote time to their outside business interests. The employment agreements terminate in December 2006; provided, however, that the term shall automatically be extended for one-year periods unless, not later than six months prior to the termination of the existing term, either party provides written notice to the other party of its intent not to further extend the term. The employment agreements provide for an initial annual base salary of $150,000 to each of Messrs. Zimmer and Cauley and for Mr. Zimmer to receive a $250,000 cash bonus and for Mr. Cauley to receive a $125,000 cash bonus at the time of the effectiveness of a resale shelf registration statement on Form S-11 covering the resale of the Class A Common Stock sold in the private placement. Messrs. Zimmer and Cauley will also be entitled to bonuses at the discretion of the compensation committee, which shall consider, among other things, whether completion of a capital raising event should result in the payment of a bonus. In addition, subject to approval by the committee, Messrs. Zimmer and Cauley may participate in our employee benefit plans, including, but not limited to, the 2003 stock incentive plan. Messrs. Zimmer and Cauley are covered by medical, vision and dental insurance at our expense.

        Upon the termination of an executive officer's employment either by us for "cause" or by the executive officer without "good reason" during the term of his employment agreement, such executive officer will be entitled to receive his base salary and bonus accrued through the date of termination of the executive officer's employment. All unvested equity awards will be terminated.

        Upon the termination of an executive officer's employment either by us without "cause" or by the executive officer for "good reason" or by the executive officer for any reason within three months after a "change of control", the executive officer will be entitled under his employment agreement to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

  •
  lump-sum cash payment equal to 300% of the sum of his then-current annual base salary plus average bonus over the prior three years;

  •
  his prorated annual bonus for the year in which the termination occurs;

  •
  all stock options held by the executive officer will become fully exercisable and will continue to be exercisable for their full terms and all restricted stock held by such executive officer will become fully vested;

  •
  health benefits for three years following the executive officer's termination of employment at no cost to the executive officer, subject to reduction to the extent that the executive officer receives comparable benefits from a subsequent employer; and

  •
  outplacement services at our expense.

        "Cause" under the employment agreements generally includes (i) conviction of felony or certain other crimes, (ii) willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement, (iii) repeated failure to adhere to certain directions, policies and practices or to devote required time and efforts to us, (iv) certain willful and continued failures to perform properly assigned duties, (v) material breach of certain restrictive covenants, or (vi) certain other breaches of the employment agreement. "Good reason" under the employment agreements generally includes (i) the material reduction of authority, duties and responsibilities, the failure to continue as a member of our board (or as chairman of the board, as applicable), or the assignment of duties materially inconsistent with the executive's positions, (ii) a reduction in salary, (iii) the relocation of the executive's office to more than 25 miles from Vero Beach, Florida, (iv) our failure to pay certain compensation, or (v) our material and willful breach of the employment agreement. Conditions otherwise constituting cause or good reason may be subject to specified opportunities to cure. "Change of control" under the employment agreements generally includes (i) certain acquisitions of 30% or more of the voting power or our capital stock by a person or group, (ii) certain consolidations or mergers where our stockholders do not immediately thereafter own at least 50% of the voting power of the resulting company, (iii) certain sales or other transfers of substantially all of our assets to a third party or the approval by our stockholders of a plan of our liquidation or dissolution, and (iv) certain significant changes in the composition of our board of directors.

        Under the employment agreements, we have agreed to make an additional tax gross-up payment to the executive officer if any amounts paid or payable to the executive officer would be subject to the excise tax imposed on certain so-called "excess parachute payments" under Section 4999 of the Internal Revenue Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the gross-up payment.

        Each employment agreement also provides that, at our expense, the executive officer or his estate will be entitled to life insurance in an amount of at least $2,500,000 for Mr. Zimmer and $2,000,000 for Mr. Cauley and long-term disability insurance benefits and to receive continued coverage under our group health plans for a period of three years in the event of his death or disability.

        Each employment agreement also contains confidentiality provisions that apply indefinitely and non-compete provisions that include covenants not to: (i) conduct, directly or indirectly, any business involving mortgage REITs without the consent of our board of directors, whether such business is conducted by him individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; or (ii) own interests in any entity that is competitive, directly or indirectly, with any business carried on by us or our successors, subsidiaries and affiliates.

        Each of Messrs. Zimmer and Cauley is bound by his non-competition covenant for so long as he is an officer of the company and for a one-year period thereafter, unless his employment is terminated by us without "cause" or by him with "good reason" (in each case, as defined in his employment agreement) or by him for any reason after a "change in control" (as defined in his employment agreement) of our company, in which case his covenant not to compete will lapse on the date of his termination. A copy of each employment agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Stock Incentive Plan

        We have adopted a 2003 stock incentive plan. The purpose of the 2003 stock incentive plan is to provide us with the flexibility to use stock options and other awards as part of an overall compensation package to provide performance-based compensation to attract and retain qualified personnel. We believe that awards under the 2003 stock incentive plan may serve to broaden the equity participation of key employees and further link the long-term interests of management and stockholders. As of February 29, 2004, no grants have been made under this plan.

    Administration

        The 2003 stock incentive plan will be administered by our board of directors or a committee of our board of directors. From and after the time of our public offering, the plan will be administered by a committee consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the

Internal Revenue Code, a non-employee director under Rule 16b-3 and an outside director under Section 162(m), or if no committee exists, the board of directors. References below to the committee include a reference to the board for those periods in which the board is acting.

        The committee has the full authority to administer and interpret the 2003 stock incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, director or consultant to receive an award, to determine the number of shares of Class A Common Stock to be covered by each award (subject to the individual participant limitations provided in the 2003 stock incentive plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2003 stock incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2003 stock incentive plan or the administration or interpretation thereof. In connection with this authority, the committee may establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.

    Eligibility and Types of Awards

        Key employees, directors and consultants are eligible to be granted stock options, restricted stock, phantom shares, dividend equivalent rights and other stock-based awards under the 2003 stock incentive plan. As of the date hereof, no awards have been granted under the 2003 stock incentive plan. Eligibility for awards under the 2003 stock incentive plan is determined by the committee.

    Available Shares

        Subject to adjustment upon certain corporate transactions or events, a maximum of 4,000,000 shares of our Class A Common Stock (but not more than 10% of the Class A Common Stock outstanding on the date of grant) may be subject to stock options, shares of restricted stock, phantom shares and dividend equivalent rights under the 2003 stock incentive plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive options for more than 2,000,000 shares of our Class A Common Stock over the life of the 2003 stock incentive plan. Any Class A Common Stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the 2003 stock incentive plan. If an option or other award granted under the 2003 stock incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2003 stock incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. Also, no award may be granted under our 2003 stock incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 9.8% of the outstanding shares of our common stock.

    Awards Under the Plan

        Stock Options.    The terms of specific options, including whether options shall constitute "incentive stock options" for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the committee. The exercise price of an option shall be determined by the committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our Class A Common Stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by the committee. Unless otherwise determined by the committee at the time of grant, such stock options shall vest ratably over a five-year period beginning on the date of grant.

        Restricted Stock.    Restricted stock will be subject to restrictions (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property) as the committee shall determine. Unless otherwise determined by the committee at the time of grant, restricted stock awards shall vest over a three-year period. Unless otherwise determined by the committee, provided the participant remains in our service, 50% of each award will vest in three equal annual installments and will vest in all or a portion of the other 50% of their restricted stock based on us achieving pre-determined financial hurdles in each of those three years. Except as otherwise determined by the committee, upon a termination of employment or other service for any reason during the applicable restriction period, all shares of restricted stock still subject to restrictions shall be forfeited to us.

        Phantom Shares.    Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of our Class A Common Stock, or, if provided by the committee, the right to receive the fair market value of a share of our Class A Common Stock in excess of a base value established by the committee at the time of grant. Subject to the provisions of the applicable award agreement, upon a participant's termination of employment or other service, all phantom shares (whether or not otherwise vested) will be forfeited and cease to be outstanding. Phantom shares may generally be settled in cash or by transfer of shares of Class A Common Stock (as may be elected by the participant or the committee, as may be provided by the committee at grant). The committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, the committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.

    Dividend Equivalents

        A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends declared on shares of common stock otherwise subject to an award. The committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Class A Common Stock. The committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

    Other Stock-Based Awards

        The 2003 stock incentive plan authorizes the granting of other awards based upon the Class A Common Stock (including the grant of securities convertible into Class A Common Stock and stock appreciation rights), and subject to terms and conditions established at the time of grant.

    Change in Control

        Upon a change in control of us (as defined in the 2003 stock incentive plan), the committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

    Amendment and Termination

        Our board of directors may amend the 2003 stock incentive plan as it deems advisable, except that it may not amend the 2003 stock incentive plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws. In addition, our board of directors may not amend the 2003 stock incentive plan without shareholder approval if the amendment would cause the 2003 stock incentive plan to fail to comply with any requirement of applicable law in the absence of shareholder approval or applicable exchange or similar rule.

Incentive Bonus Plan

        Annual bonuses under our incentive bonus plan are awarded based on corporate factors or individual factors (or a combination of both) selected before the end of the applicable performance year by the compensation committee. No bonus shall exceed 100% of the eligible employee's aggregate salary for the year. The committee may provide for partial bonus payments at target and other levels. The committee may base portions of the bonus on corporate, individual and other performance factors. Corporate performance hurdles for annual bonuses may be adjusted by the committee in its discretion to reflect (i) dilution from corporate acquisitions and share offerings and (ii) changes in applicable accounting rules and standards. The committee may determine that bonuses shall be paid in cash or stock, or a combination thereof. The committee may provide that any such stock grants be made under our 2003 stock incentive plan or any other equity-based plan or program we may establish. The committee may provide for programs under which the payment of bonuses may be deferred at the election of the employee. In the case of employees with employment contracts (including our Chief Executive Officer and Chief Investment Officer and Chief Financial Officer), bonuses in excess of 100% of salary may also be payable under the plan. The bonuses under the plan are in addition to the capital raising bonuses provided for under the employment agreements for the Chief Executive Officer and for the Chief Investment Officer and Chief Financial Officer. See "—Executive Employment Agreements."

Conflicts Of Interests; Certain Relationships And Related Transactions

        Buford Ortale, one of our directors, was previously a Managing Director in the Investment Banking Group at Avondale Partners, LLC, one of the placement agents for our private placement that we completed in January 2004. Mr. Ortale now has a continuing affiliation with Avondale pursuant to which he receives compensation from investment banking fees earned by Avondale on transactions referred to Avondale by Mr. Ortale. Mr. Ortale was compensated by Avondale for referring our company to Avondale in an amount equal to $360,000.

DESCRIPTION OF CAPITAL STOCK

        The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and our bylaws and any amendments thereto, copies of which are attached as exhibits to the registration statement of which this prospectus forms a part.

General

        Our charter provides that we may issue up to 100,000,000 shares of our common stock, $0.001 par value per share, and up to 10,000,000 shares of preferred stock, $0.001 par value per share. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

Common Stock

      General

        Of the 100,000,000 shares of common stock we may issue under our charter, 98,000,000 shares have been designated as Class A Common Stock, 1,000,000 shares have been designated as Class B Common Stock and 1,000,000 shares have been designated as Class C Common Stock. All shares of our Class A Common Stock offered hereby have been duly authorized, are fully paid and non-assessable. Holders of our shares of common stock have no sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not fewer than a majority of all of the votes entitled to be cast by the stockholders on the matter) is set forth in the corporation's charter. Our charter provides that any such action shall be effective and valid if taken or authorized by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter, except that amendments to the provisions of our charter relating to the removal of directors must be approved by our stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter.

    Class A Common Stock

        Each outstanding share of Class A Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Holders of shares of our Class A Common Stock are not entitled to cumulate their votes in the election of directors.

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding ownership limitations, holders of shares of our Class A Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by our board of directors out of assets legally available therefor.

    Class B Common Stock

        Of the 1,000,000 shares of our Class B Common Stock authorized for issuance under our charter, 319,388 shares were purchased by our founders, Jeffrey J. Zimmer and Robert E. Cauley, in October 2003.

        Each outstanding share of Class B Common Stock entitles the holder to one vote on all matters submitted to a vote of common stockholders, including the election of directors. Holders of our shares of Class B Common Stock are not entitled to cumulate their votes in the election of directors. Holders of our shares of Class A Common Stock and Class B Common Stock vote together as one class in all matters, except that any matters which would adversely affect the rights and preferences of Class B Common Stock as a separate class require a separate approval by holders of a majority of the outstanding shares of our Class B Common Stock.

        Holders of our shares of Class B Common Stock are entitled to receive dividends on each share of Class B Common Stock in an amount equal to the dividends declared on each share of Class A Common Stock if, as and when authorized and declared by our board of directors out of assets legally available therefor; provided that no dividends may be declared on the shares of our Class B Common Stock until cumulative dividends paid on each share of Class A Common Stock are equal to or greater than the difference between the book value per share of Class A Common Stock at the time of issuance of such share of Class A Common Stock and $15.00 per share; provided further that aggregate dividends declared on the Class B Common Stock shall not exceed 3% of total dividends declared on the Class A Common Stock and Class B Common Stock, and any reduction pursuant to this provision shall be allocated pro rata across all shares of Class B Common Stock.

    Class C Common Stock

        Of the 1,000,000 shares of our Class C Common Stock authorized for issuance under our charter, 319,388 were purchased by Flagstone Securities, LLC in October 2003.

        No dividends will be paid on the Class C Common Stock. Holders of shares of our Class C Common Stock are not entitled to vote on any matter submitted to a vote of stockholders, including the election of directors, except that any matters that would adversely affect the rights and privileges of the Class C Common Stock as a separate class require the approval of a majority of the Class C Common Stock.

    Liquidation Rights

        As used herein, "Class A Per Share Preference Amount" means $15.00, adjusted equitably for any stock splits, stock combinations, stock dividends or the like.

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, after payment or adequate provision for all known debts, liabilities and preference amounts payable on any preferred stock outstanding, liquidation proceeds shall be allocated as follows:

        (i) first, to each share of Class A Common Stock outstanding, the Class A Per Share Preference Amount;

        (ii) second, (x) to each share of Class B Common Stock outstanding, its pro rata share of $1.9 million, less the aggregate Class A Per Share Preference Amount with respect to shares of Class A Common Stock issued on conversion of Class B Common Stock (such amount being the "Class B Per Share Preference Amount") and (y) to each share of Class C Common Stock outstanding, its pro rata share of $1.9 million, less the aggregate Class A Per Share Preference Amount with respect to shares of Class A Common Stock issued on conversion of Class C Common Stock (such amount being the "Class C Per Share Preference Amount"); and

        (iii) finally, any excess pro rata on a share for share basis to holders of our common stock outstanding.

        Whenever funds are insufficient to pay in full the applicable Class A Per Share Preference Amount, the available funds shall be allocated ratably among the shares of Class A Common Stock. Whenever funds are insufficient to pay in full the applicable Class B Per Share Preference Amount and the Class C Per Share Preference Amount, the available funds shall be allocated ratably in accordance with the amount owing to the shares of Class B Common Stock and Class C Common Stock under (ii) above.

    Conversion of the Class B Common Stock and Class C Common Stock

        Each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock on the first day of the fiscal quarter following the fiscal quarter during which our independent auditors shall have notified our board of directors that, as of the end of such fiscal quarter, the stockholders' equity attributable to the Class A Common Stock, calculated on a pro forma basis as if conversion of the Class B Common Stock (or portion thereof to be converted) had occurred, and otherwise determined in accordance with GAAP, equals no less than $15.00 per share (adjusted equitably for any stock splits, stock combinations, stock dividends or the like); provided, that the number of shares of Class B Common Stock to be converted into Class A Common Stock in any quarter shall not exceed an amount that will cause the stockholders' equity attributable to the Class A Common Stock calculated as set forth above to be less than $15.00 per share; provided further, that such conversions shall continue to occur until all shares of Class B Common Stock have been converted into shares of Class A Common Stock; and provided further, that the total number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock shall not exceed 3% of the total shares of common stock outstanding prior to completion of an initial public offering of our Class A Common Stock.

        Each share of Class C Common Stock shall automatically be converted into one share of Class A Common Stock on the first day of the fiscal quarter following the fiscal quarter during which our independent auditors notify our board of directors that, as of the end of such fiscal quarter, the stockholders' equity attributable to the Class A Common Stock, calculated on a pro forma basis as if conversion of the Class C Common Stock had occurred and giving effect to the conversion of all of the shares of Class B Common Stock as of such date, and otherwise determined in accordance with GAAP, equals no less than $15.00 per share (adjusted equitably for any stock splits, stock combinations, stock dividends or the like); provided, that the number of shares of Class C Common Stock to be converted into Class A Common Stock shall not exceed an amount that will cause the stockholders' equity attributable to the Class A Common Stock calculated as set forth above to be less than $15.00 per share; and provided further, that such conversions shall continue to occur until all shares of Class C Common Stock have been converted into shares of Class A Common Stock and provided further, that the total number of shares of Class A Common Stock issuable upon conversion of the Class C Common Stock shall not exceed 3% of the total shares of common stock outstanding prior to completion of an initial public offering of our Class A Common Stock.

        Following such conversions, all authorized shares of Class B Common Stock and Class C Common Stock so converted (and any shares which cannot be converted due to the 3% limit described above) shall be cancelled and become authorized but unissued shares of Class A Common Stock.

Preferred Stock

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board is required by the MGCL and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest. As of the closing of the offering, no shares of our preferred stock are outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

        We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock will provide us with increased flexibility in making investment acquisitions and in meeting other needs which might arise. The additional shares of our common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Ownership Limitations

        Restrictions under our Charter.    Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter contains a stock ownership limit that prohibits any person from acquiring or holding, directly or indirectly, applying attribution rules under the Internal Revenue Code, shares of stock in excess of 9.8% of the total number or value of our common stock, whichever is more restrictive, or our stock in the aggregate. Our charter further prohibits (i) any person from beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, and (ii) any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons. Our board of directors, in its sole discretion, may exempt a person from the stock ownership limit. However, our board of directors may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the number or value of the outstanding shares of our stock (whichever is more restrictive) would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the trust (as defined below). Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, to determine or ensure our status as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

        If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of stock held in the trust shall be issued and outstanding shares of our stock. The prohibited owner shall not benefit economically from ownership of any shares of stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust, and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

        Within 20 days after receiving notice from us that shares of our stock have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person, whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares of our stock have been transferred to the trust, such shares are sold by a prohibited owner, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

        All certificates representing shares of our common stock and preferred stock, if issued, will bear a legend referring to the restrictions described above.

        Every record holder of 0.5% or more (or such other percentage as required by the Internal Revenue Code and the related Treasury regulations) of all classes or series of our stock, including shares of our common stock on any dividend record date during each taxable year, within 30 days after the end of the taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of shares of each class and series of our stock which the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the stock ownership limits. In addition, each record holder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock prior to the date a registration statement for such stock becomes effective.

        As of February 29, 2004, the Wasatch Core Growth Fund, Wasatch Small Cap Value Fund and the Wasatch Micro Cap Value Fund owned in the aggregate 1,965,000 shares of our Class A Common Stock which equaled approximately 20% of the outstanding shares of our Class A Common Stock. Wasatch Advisors, Inc. has made representations to us regarding the beneficial ownership of these funds. In reliance on these representations, our board of directors has waived the requirement that no person may acquire or hold in excess of 9.8% of our common stock for the Wasatch Funds. This waiver permits these holders to own up to 1,965,000 shares of our Class A Common Stock. We have determined that we are not "closely held" within the meaning of Section 856(h) of the Internal Revenue Code and will not otherwise fail to qualify as a REIT as a result of Wasatch's ownership of 1,965,000 shares of our Class A Common Stock.

        These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the Class A Common Stock or otherwise be in the best interest of the stockholders. [The Class A Common Stock is also subject to transfer restrictions designed to avoid having our assets be subject to certain provisions under the Employee Retirement Income Security Act of 1974, as amended.]

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Their mailing address is 17 Battery Place, New York, New York, 10004. Their telephone number is (212) 845-3200.

CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to Maryland law and to our charter and our bylaws.

Classification of Board of Directors

        Our bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than the minimum number required by the MGCL (which currently is one) nor more than fifteen. Any vacancy on our board may be filled by a majority of the remaining directors, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Our stockholders may elect a successor to fill a vacancy on our board which results from the removal of a director. Our bylaws provide that a majority of our board of directors must be independent directors.

        Pursuant to our charter, our board of directors is divided into three classes of directors. Beginning in 2004, directors of each class will be chosen for three-year terms upon the expiration of their current terms and every other year one class of our directors will be elected by our stockholders. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at the applicable annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

        The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. Two separate meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our stockholders.

Removal of Directors

        Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, will preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees except upon the existence of cause for removal and a substantial affirmative vote.

Limitation of Liability and Indemnification

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

        Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or while a director or officer of our company is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws shall include expenses (including attorney's fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any of our predecessors in any of the capacities described above and to any employee or agent of us or a predecessor of us.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Indemnification Agreements

        We entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to our directors and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

Maryland Business Combination Act

        The MGCL establishes special requirements for "business combinations" between a Maryland corporation and "interested stockholders" unless exemptions are applicable. An interested stockholder is any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our then-outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested stockholder unless our board of directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for these transactions after the end of the five-year period. This means that the transaction must be approved by at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares; and

  •
  66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

        Our board of directors has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested stockholders or affiliates of interested stockholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of directors. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our stockholders' best interests.

Maryland Control Share Acquisitions Act

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or (ii) to acquisitions approved or exempted by our charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

Amendment to the Charter

        Except as provided below, our charter, including its provisions on classification of our board of directors and removal of directors, may be amended only if approved by our stockholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. Amendments to the provisions of our charter relating to the removal of directors will be required to be approved by our stockholders by the affirmative vote at least two-thirds of all votes entitled to be cast on the matter.

Dissolution

        Our dissolution must be approved by our stockholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) at the direction of our board of directors, or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of directors, or (c) provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

CLASS A COMMON STOCK AVAILABLE FOR FUTURE SALE

        Prior to our recent initial public offering, there was no public market for our Class A Common Stock. Future sales of substantial amounts of our Class A Common Stock in the public market following our initial public offering, or the possibility of such sales occurring, could adversely affect prevailing market prices for our Class A Common Stock or could impair our ability to raise capital through further offerings of equity securities.

        All of the shares sold in this offering will be freely tradable without restriction under the Securities Act of 1933, as amended, or the Securities Act, except for shares purchased by our "affiliates" as that term is defined under the Securities Act.

        We have filed a registration statement with the SEC to permit us to sell [    ] shares in our initial public offering (plus up to an additional [    ] shares pursuant to an option we will grant to the underwriters) [and to permit our stockholders to sell [    ] shares of our Class A Common Stock]. Immediately after the closing of our initial public offering, we expect to have [            ] shares of our Class A Common Stock outstanding, assuming no exercise of the underwriters' over-allotment option in our initial public offering.

        Of our currently outstanding shares, up to [10,650,577] shares are being offered for resale pursuant to this prospectus and may be sold by their holders pursuant to this prospectus at any time, except during any suspension period we may declare (as permitted by the registration rights agreement) and except as restricted by the lock-up agreements described below.

        Our directors and officers have entered or will enter into lock-up agreements. These lock-up agreements provide that our directors and officers will agree not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any of our shares until 180 days after the effective date of our initial public offering. These transfer restrictions do not apply to shares of our Class A Common Stock purchased in the secondary market following the initial public offering. Friedman, Billings, Ramsey & Co., Inc. may, in its sole discretion and at any time without prior notice, release all or any portion of the shares subject to these lock-up agreements.

        We intend to file, after our initial public offering, a registration statement on Form S-8 under the Securities Act covering all shares of our Class A Common Stock reserved for issuance or subject to outstanding options under our 2003 stock incentive plan. Shares of our Class A Common Stock issued upon exercise of options under the Form S-8 will be available for sale in the public market, subject to Rule 144 volume limitations applicable to affiliates and subject to the contractual restrictions described above.

PRINCIPAL STOCKHOLDERS

        The following table presents information known to us regarding the beneficial ownership of our common stock. In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns (of record or beneficially);

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

        Except as otherwise noted, information is given as of February 29, 2004. The table presents information regarding:

  •
  each of our named executive officers;

  •
  each director of our company;

  •
  all of our directors and executive officers as a group; and

  •
  each stockholder known to us to own beneficially more than five percent of our common stock.

        Except as otherwise noted, the beneficial owners named in the following table have sole voting and investment power with respect to all shares of our common stock shown throughout as beneficially owned by them, subject to community property laws, where applicable.

	Beneficial ownership
	Number	Percent(1)
5% Stockholders
Wasatch Core Growth Fund(2)	1,251,075	12.50
Wellington Management Company(3)	965,000	9.64
Gotham Asset Management LP(4)	800,000	8.00
Kensington(5)	655,000	6.54
Weitz Series Fund(6)	650,000	6.49
Wasatch Small Cap Value Fund(7)	642,325	6.42
Mutual Financial Services Fund(8)	599,667	5.99
Directors and Officers(9)
Jeffrey J. Zimmer(10)	280,002	2.80
Robert E. Cauley, CFA(11)	118,786	1.19
Kevin L. Bespolka(12)	33,717	*
Maureen A. Hendricks(13)	19,784	*
Buford H. Ortale(14)	113,050	1.13
All directors and executives officers as a group (5 persons)	565,339	5.65

*
Holdings represent less than 1% of all shares outstanding.

(1)
Calculated using 10,328,538 shares of Class A and Class B Common Stock outstanding as of February 29, 2004.

(2)
This is a "look-through" entity for federal income tax purposes. Wasatch Core Growth Fund's address is 150 Social Hall Avenue, 4thFloor, Salt Lake City, Utah 84111.

(3)
Wellington Management Company's address is 75 State Street, Boston, Massachusetts, 02109.

(4)
Gotham Asset Management LP's address is 520 Madison Avenue, 35th Floor, New York, New York, 10022.

(5)
Includes shares held by Kensington Archon Partners, Kensington Condor Partners, Kensington Investment Group, Kensington Realty Income Fund and Kensington Strategic Realty Inc. Kensington's address is 4 Orinda Way, No. 200C, Orinda, California, 94563.

(6)
Weitz Series Fund's address is 1125 South 103rd Street, Suite 600, Omaha, Nebraska, 68124.

(7)
This is a "look-through" entity for federal income tax purposes. Wasatch Small Cap Value Fund's address is 150 Social Hall Avenue, 4th Floor, Salt Lake City, Utah 84111.

(8)
Mutual Financial Services' address is c/o Mutual Financial Advisors, LLC, 51 John F. Kennedy Parkway, Short Hills, New Jersey, 07078.

(9)
The address of each of our officers and directors is c/o Bimini Mortgage Management, Inc.,
3305 Flamingo Drive, Suite 100, Vero Beach, Florida 32963.

(10)
Includes 5,400 shares owned by members of Mr. Zimmer's immediate family and 207,602 shares of Class B Common Stock, which votes together as a class with Class A Common Stock.

(11)
Includes 111,786 shares of Class B Common Stock, which votes together as a class with Class A Common Stock.

(12)
Includes 6,667 shares owned by members of Mr. Bespolka's immediate family and 8,000 shares held in Mr. Bespolka's IRA.

(13)
Includes 8,367 shares owned by John K. Hendricks Revocable Trust Dated July 9, 2003 and 8,367 shares owned by Maureen A. Hendricks Revocable Trust Dated July 9, 2003.

(14)
Includes 10,000 shares owned by the Ortale Family Foundation.

SELLING STOCKHOLDERS

        The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of Class A Common Stock they own. When we refer to the "selling stockholders" in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders' interests other than through a public sale.

        The table below sets forth the name of each selling stockholder and the number of shares of Class A Common Stock that each selling stockholder may offer pursuant to this prospectus as of [    ], 2004. Except as noted below, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

        Based on the information provided to us by the selling stockholders, assuming that the selling stockholders sell all of the shares of Class A Common Stock beneficially owned by them that have been registered by us and do not acquire any additional shares of stock during the offering, each selling stockholder will not own any shares of Class A Common Stock other than the shares of Class A Common Stock appearing in the column entitled "Beneficial ownership after resale offering." We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A Common Stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

	Beneficial ownership prior to resale offering			Beneficial ownership after resale offering(2)
Selling stockholder	Shares(1)	Percentage of class	Shares offered pursuant to this prospectus	Shares	Percentage of class
Bespolka, Kevin L.(3)
Cauley, Robert E.(4)	(5)
Flagstone Securities LLC(6)	(7)
Hendricks, Maureen A.(8)
Ortale, Buford E.(9)
Zimmer, Jeffrey J.(10)	(11)
[Additional selling stockholders alphabetically]
Totals			[10,650,577]

*
Less than one percent (1%).

(1)
Beneficial ownership prior to resale offering includes (a) shares acquired by the listed selling stockholder prior to May 2004 and not subsequently disposed of (through [    ], 2004) and (b) initial public offering shares allocated to the listed selling stockholder by the underwriters of our initial public offering.

(2)
Assumes that each named selling stockholder sells all of the shares, or shares convertible into shares, of our Class A Common Stock it holds and neither acquires nor disposes of any other shares, or shares convertible into shares, of our Class A Common Stock subsequent to the date as of which it provided information to us regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of Class A Common Stock shown as offered by them, we cannot estimate the actual number of shares (or actual percentage of the class) of our Class A Common Stock that will be held by any selling stockholder upon completion of the offering.

(3)
Mr. Bespolka is a member of our board of directors.

(4)
Mr. Cauley is our chief financial officer and a member of our board of directors.

(5)
Includes 111,786 shares of Class B Common Stock convertible into shares of Class A Common Stock when certain conditions are met. See "Description of Capital Stock—Conversion of the Class B Common Stock and Class C Common Stock."

(6)
This selling stockholder had a material relationship with us within the past year; it was the placement agent in our private placements and was an underwriter of our initial public offering.

(7)
Includes 319,388 shares of Class C Common Stock convertible into shares of Class A Common Stock when certain conditions are met. See "Description of Capital Stock—Conversion of the Class B Common Stock and Class C Common Stock."

(8)
Ms. Hendricks is a member of our board of directors.

(9)
Mr. Ortale is a member of our board of directors.

(10)
Mr. Zimmer is our president, chief executive officer and chairman of our board of directors.

(11)
Includes 207,602 shares of Class B Common Stock convertible into shares of Class A Common Stock when certain conditions are met. See "Description of Capital Stock—Conversion of the Class B Common Stock and Class C Common Stock."

        Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in prospectus supplements if and when required.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes material federal income tax considerations regarding our qualification and taxation as a REIT and material federal income tax consequences resulting from the acquisition, ownership and disposition of our common stock. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor discusses all of the aspects of federal income taxation that may be relevant to a holder of our common stock in light of the stockholder's particular circumstances or, except to the extent discussed under the headings "—Taxation of Tax-Exempt Stockholders," and "—Taxation of Non-United States Stockholders" below, to particular types of stockholders which are subject to special tax rules, including, among others, expatriates, partnerships, grantor trusts, insurance companies, tax-exempt entities, financial institutions or broker-dealers, persons who are not citizens or residents of the United States, stockholders that hold our stock as a hedge, part of a straddle, conversion transaction or other arrangement involving more than one position, or stockholders whose functional currency is not the U.S. dollar. This discussion assumes that you will hold our common stock as a "capital asset," generally property held for investment under the Internal Revenue Code.

        The information in this summary is based on the Internal Revenue Code, current, temporary and proposed Treasury regulations promulgated under the Internal Revenue Code, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS and court decisions, all as of the date of this prospectus. The administrative interpretations and practices of the IRS upon which this summary is based include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the taxpayers who requested and received such rulings. No assurance can be given that future legislation, Treasury regulations, administrative interpretations and practices and court decisions will not significantly change current law, or adversely affect existing interpretations of existing law, on which the information in this summary is based. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following summary will not be challenged by the IRS or will be sustained by a court if so challenged, and we will not seek a ruling with respect to any part of the information discussed in this summary. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury regulations, and administrative and judicial interpretations of the Code.

        YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE IMPACT OF YOUR PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK. THIS INCLUDES THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK AND THE POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

General

        We intend to make an election to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2003. We believe that we have been organized and have operated, and intend to continue to be organized and operate in a manner so as to, qualify as a REIT. However, no assurance can be given that we in fact qualify or will remain qualified as a REIT. In connection with this offering, we will receive the opinion of our legal counsel, Clifford Chance US LLP, that commencing with our taxable year ended December 31, 2003, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion is not binding on the IRS or any court. In addition, the opinion of our counsel is based on various assumptions and is conditioned upon certain representations made by us as to factual matters, including factual representations concerning our business and assets as set forth in this prospectus, and assumes that the actions described in this prospectus are completed in a timely fashion. Our qualification and taxation as a REIT depend on our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Clifford Chance US LLP. No assurance can be given that our actual results for any particular taxable year will satisfy these requirements. See "—Failure to Qualify as a REIT." In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.

        So long as we qualify for taxation as a REIT, we generally will be permitted a deduction for dividends we currently distribute to our stockholders. As a result, we generally will not be required to pay federal income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a corporation.

        Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. Even as a REIT, however, we will be required to pay U.S. federal tax, as follows.

  •
  We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gain.

  •
  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

  •
  If we have (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below, and (ii) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by a fraction intended to reflect our profitability.

  •
  We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for the year; (ii) 95% of our REIT capital gain net income for the year; and (iii) any undistributed taxable income from prior periods. This distribution requirement is in addition to, and different from, the distribution requirements discussed below in the section entitled "—Annual Distribution Requirements."

  •
  If we acquire any asset from a corporation which is or has been taxed as a C corporation under the Internal Revenue Code in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (i) the fair market value of the asset, over (ii) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain will apply unless an election under Treasury regulation Section 1.337(d)-7(c) is made to cause the C corporation to recognize all of the gain inherent in the property at the time of acquisition of the asset.

  •
  We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in REMICs to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income.

  •
  We could be subject to a 100% excise tax if our dealings with any taxable REIT subsidiaries are not at arm's length.

Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (i)
  that is managed by one or more trustees or directors;

  (ii)
  that issues transferable shares or transferable certificates to evidence beneficial ownership;

  (iii)
  that would be taxable as a domestic corporation but for Sections 856 through 859 of the Internal Revenue Code;

  (iv)
  that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

  (v)
  that is beneficially owned by 100 or more persons;

  (vi)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

  (vii)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that all of the first four conditions stated above must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        Our stock must be beneficially held by at least 100 persons, the "100 stockholder rule," and no more than 50% of the value of our stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year, the "5/50 rule." In determining whether five or fewer individuals hold our shares, certain attribution rules of the Internal Revenue Code apply. For purposes of the 5/50 rule, pension trusts and other specific tax-exempt entities generally are treated as individuals, except that certain tax-qualified pension funds are not considered individuals and beneficiaries of such trusts are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of the 5/50 rule. Our charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the 100 stockholder rule and the 5/50 rule. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the stock ownership rules. If we fail to satisfy any of these stock ownership rules, our status as a REIT may terminate. If, however, we complied with the rules contained in the applicable Treasury regulations that require a REIT to determine the actual ownership of its stock, as discussed below, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement of the 5/50 rule, we would not be disqualified as a REIT.

        To monitor our compliance with the stock ownership tests, we are required to maintain records regarding the actual ownership of our shares of stock. To do so, we are required to demand written statements each year from the record holders of certain percentages of our shares of stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include our dividends in gross income). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. A record holder who fails or refuses to comply with the demand must submit a statement with his tax return disclosing the actual ownership of the shares of stock and certain other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

Effect of Subsidiary Entities

        As of the date of this prospectus, we do not own stock in another corporation. However, we may in the future own stock in another corporation, provided that such ownership is consistent with our qualification as a REIT. If we own all of the outstanding stock of a corporation, such corporation will be treated as a "qualified REIT subsidiary" and will not be treated as a separate corporation from us. Additionally, all of such corporation's assets and liabilities as well as items of income, gain, loss, deduction and credit will be treated as our assets, liabilities and items of income, gain, loss, deduction and credit for federal income tax purposes and for the REIT gross income and asset tests.

        We may make an election, together with a corporation we own stock in, to treat such corporation as our "taxable REIT subsidiary." A taxable REIT subsidiary may earn income that would be nonqualifying income if earned directly by a REIT and is generally subject to full corporate level tax. A REIT may own up to 100% of all outstanding stock of a taxable REIT subsidiary. However, no more than 20% of a REIT's assets may consist of the securities of taxable REIT subsidiaries. Any dividends that a REIT receives from a taxable REIT subsidiary will generally be eligible to be taxed at the preferential rates applicable to qualified dividend income and, for purposes of REIT gross income tests, will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. First, a taxable REIT subsidiary may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the taxable REIT subsidiary's adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). Additionally, if a taxable REIT subsidiary pays interest, rent or another amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm's length transaction, an excise tax equal to 100% of such excess will be imposed.

        An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. If we own 100% of the interests of such an entity, we will be treated as owning its assets and receiving its income directly. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its proportionate share of the gross income of the partnership, based on percentage capital interests, for the purposes of the applicable REIT qualification tests. Thus, our proportionate share, based on percentage capital interests, of the assets, liabilities and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest directly or indirectly will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

  •
  under the "75% gross income test," we must derive at least 75% of our gross income, excluding gross income from prohibited transactions, from specified real estate sources, including rental income, interest on obligations secured by mortgages on real property or on interests in real property, dividends or other distributions on, and gain from the sale of, stock in other REITs, gain from the disposition of "qualified real estate assets," i.e., interests in real property, mortgages secured by real property or interests in real property, and some other assets, and income from certain types of temporary investments; and

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  under the "95% gross income test," we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (i) the sources of income that satisfy the 75% gross income test, and (ii) dividends, interest and gain from the sale or disposition of stock or securities, including some interest rate swap and cap agreements, options, futures and forward contracts entered into to hedge debt incurred to acquire qualified real estate assets.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date we became committed to make or purchase the mortgage loan, a portion of the interest income, equal to (i) such highest principal amount minus such value, divided by (ii) such highest principal amount, generally will not be qualifying income for purposes of the 75% gross income test. Interest income received with respect to non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations or CMOs, however, generally will not be qualifying income for purposes of the 75% gross income test.

        Generally, interest earned by a REIT ordinarily does not qualify as income meeting the 75% or 95% gross income tests if the determination of all or some of the amount of interest depends in any way on the income or profits of any person. Interest will not be disqualified from meeting such tests, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        We believe that the interest, original issue discount, and market discount income that we receive from our mortgage related securities generally is and will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property), the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such taxable year if we are entitled to relief under applicable provisions of the Internal Revenue Code. Generally, we may avail ourselves of these relief provisions if:

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

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  we attach a schedule of the sources of our income to our federal income tax return; and

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  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        If we are entitled to avail ourselves of the relief provisions, we will maintain our qualification as a REIT but will be subject to certain penalty taxes as described above. We may not, however, be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.

Foreclosure Property

        Net income realized by us from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate (currently at 35%). Foreclosure property means real property and related personal property that is acquired through foreclosure following a default on a lease of such property or indebtedness secured by such property and for which an election is made to treat the property as foreclosure property.

Prohibited Transaction Income

        Any gain realized by us on the sale of any asset other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business, will be prohibited transaction income and subject to a 100% excise tax. Prohibited transaction income may also adversely affect our ability to satisfy the gross income test for qualification as a REIT. Whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all facts and circumstances surrounding the particular transaction. While the Internal Revenue Code provides a safe harbor which, if met, would not cause a sale of an asset to result in a prohibited transaction income, we may not be able to meet the requirements of such safe harbor in all circumstances. Any sales of assets made through a taxable REIT subsidiary will not be subject to the prohibited transaction tax.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets:

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  at least 75% of the value of our total assets must be represented by qualified real estate assets, cash, cash items and government securities;

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  not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test;

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  of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we generally may not own more than 10% by vote or value of any one issuer's outstanding securities, in each case except with respect to securities of any qualified REIT subsidiaries or taxable REIT subsidiaries and in the case of the 10% value test except with respect to "straight debt" having specified characteristics; and

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  the value of the securities we own in any taxable REIT subsidiaries, in the aggregate, may not exceed 20% of the value of our total assets.

        Qualified real estate assets include interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if we held such assets), we will be treated as holding directly our proportionate share of the assets of such REMIC), and shares of other REITs. Non-REMIC CMOs, however, generally do not qualify as qualified real estate assets for this purpose.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors and (iii) the issuer is either an individual or a partnership in which we own at least a 20% profit interest or the only securities of the issuer that we hold are straight debt.

        We believe that all or substantially all of the mortgage related securities that we own are and will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% asset test. We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter.

Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income," and

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  90% of our after-tax net income, if any, from foreclosure property, less

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  the excess of the sum of specified items of our non-cash income items over 5% of REIT taxable income, as described below.

        For purposes of these distribution requirements, our "REIT taxable income" is computed without regard to the dividends paid deduction and net capital gain. In addition, for purposes of this test, the specified items of non-cash income include income attributable to leveled stepped rents, certain original issue discount, certain like-kind exchanges that are later determined to be taxable and income from cancellation of indebtedness.

        Only distributions that qualify for the "dividends paid deduction" available to REITs under the Internal Revenue Code are counted in determining whether the distribution requirements are satisfied. We must make these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year, paid on or before the first regular dividend payment following the declaration and we elect on our tax return to have a specified dollar amount of such distributions treated as if paid in the prior year. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

        In addition, dividends distributed by us must not be preferential. If a dividend is preferential, it will not qualify for the dividends paid deduction. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class.

        To the extent that we do not distribute all of our net capital gain, or we distribute at least 90%, but less than 100%, of our REIT taxable income, we will be required to pay tax on this undistributed income at regular ordinary and capital gain corporate tax rates. Furthermore, if we fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

        Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income. In addition, we will recognize taxable income in advance of the related cash flow if any of our subordinated mortgage related securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments. As a result of the foregoing, we may have less cash than is necessary to distribute to all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Although we may be able to avoid being taxed on amounts distributed as deficiency dividends, we will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

        If we acquire a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for federal income tax purposes. If all or a portion of our company is treated as a taxable mortgage pool, our status as a REIT generally should not be impaired. However, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our stockholders, generally in a manner set forth under the applicable Treasury regulations. The Treasury Department has not yet issued regulations governing the tax treatment of stockholders of a REIT that owns an interest in a taxable mortgage pool. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income tax allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our stockholders. A stockholder's share of any excess inclusion income:

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  could not be offset by net operating losses of a stockholder;

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  would be subject to tax as unrelated business taxable income to a tax-exempt holder;

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  would be subject to the application of the federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders; and

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  would be taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our stock held by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

Hedging Transactions

        From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. Although it is not our current policy, we may in the future enter into other hedging transactions, including rate locks and guaranteed financial contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income or gain from the disposition of hedging transactions should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Failure to Qualify as a REIT

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay taxes, including any applicable alternative minimum tax, on our taxable income in that taxable year and all subsequent taxable years at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as dividends from a C corporation to the extent of our current and accumulated earnings and profits, and United States stockholders (as defined below) may be taxable at preferential rates on such dividends, and corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lose our qualification.

Taxation of Taxable United States Stockholders

        For purposes of the discussion in this prospectus, the term "United States stockholder" means a beneficial holder of our stock that is, for federal income tax purposes:

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  a citizen or resident of the United States (as determined for federal income tax purposes);

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  a corporation, or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless Treasury regulations provide otherwise;

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  an estate the income of which is subject to federal income taxation regardless of its source; or

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  a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

Distributions Generally

        Distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will be taxable to United States stockholders as ordinary income. Such REIT dividends generally are ineligible for the new reduced tax rate (with a maximum of 15%) for corporate dividends received by individuals, trusts and estates in years 2003 through 2008. However, such rate will apply to the extent that we make distributions attributable to amounts, if any, we receive as dividends from non-REIT corporations or to the extent that we make distributions attributable to the sum of (i) the excess of our REIT taxable income (excluding net capital gains) for the preceding year over the tax paid on such income, and (ii) the excess of our income subject to the built-in gain tax over the tax payable by us on such income. Provided that we qualify as a REIT, dividends paid by us will not be eligible for the dividends received deduction generally available to United States stockholders that are corporations. To the extent that we make distributions in excess of current and accumulated earnings and profits, the distributions will be treated as a tax-free return of capital to each United States stockholder, and will reduce the adjusted tax basis that each United States stockholder has in our stock by the amount of the distribution, but not below zero. Distributions in excess of a United States stockholder's adjusted tax basis in its stock will be taxable as capital gain, and will be taxable as long-term capital gain if the stock has been held for more than one year. The calculation of the amount of distributions that are applied against or exceed adjusted tax basis are made on a share-by-share basis. To the extent that we make distributions, if any, that are attributable to excess inclusion income, such amounts may not be offset by net operating losses of a United States stockholder. If we declare a dividend in October, November, or December of any calendar year which is payable to stockholders of record on a specified date in such a month and actually pay the dividend during January of the following calendar year, the dividend is deemed to be paid by us and received by the stockholder on December 31st of the year preceding the year of payment. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Distributions

        Distributions designated by us as capital gain dividends will be taxable to United States stockholders as capital gain income. We can designate distributions as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. For tax years prior to 2009, this capital gain income will generally be taxable to non-corporate United States stockholders at a maximum of a 15% or 25% rate based on the characteristics of the asset we sold that produced the gain. United States stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we were to make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

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  include their proportionate share of our undistributed net capital gains in their taxable income;

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  receive a credit for their proportionate share of the tax paid by us in respect of such net capital gain; and

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  increase the adjusted basis of their stock by the difference between the amount of their share of our undistributed net capital gain and their share of the tax paid by us.

Passive Activity Losses, Investment Interest Limitations and Other Considerations of
Holding Our Stock

        Distributions we make, undistributed net capital gain includible in income and gains arising from the sale or exchange of our stock by a United States stockholder will not be treated as passive activity income. As a result, United States stockholders will not be able to apply any "passive losses" against income or gains relating to our stock. Distributions by us, to the extent they do not constitute a return of capital, and undistributed net capital gain includible in our shareholders' income, generally will be treated as investment income for purposes of computing the investment interest limitation under the Internal Revenue Code, provided the proper election is made.

        If we, or a portion of our assets, were to be treated as a taxable mortgage pool, or if we were to acquire REMIC residual interests, our stockholders (other than certain thrift institutions) may not be permitted to offset certain portions of the dividend income they derive from our shares with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that will be subject to this limitation will equal the allocable share of our "excess inclusion income."

Dispositions of Stock

        A United States stockholder that sells or disposes of our stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash or the fair market value of any property the stockholder receives on the sale or other disposition and the stockholder's adjusted tax basis in the stock. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the stockholder has held the stock for more than one year. However, any loss recognized by a United States stockholder upon the sale or other disposition of our stock that the stockholder has held for six months or less will be treated as long-term capital loss to the extent the stockholder received distributions from us which were required to be treated as long-term capital gains. For tax years prior to 2009, capital gain of an individual United States stockholder is generally taxed at a maximum rate of 15% where the property is held for more than one year. The deductibility of capital loss is limited.

Information Reporting and Backup Withholding

        We report to our United States stockholders and the IRS the amount of dividends paid during each calendar year, along with the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid and redemption proceeds unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifying as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. A United States stockholder can meet this requirement by providing us with a correct, properly completed and executed copy of IRS Form W-9 or a substantially similar form. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability, if any, and otherwise be refundable, provided the proper forms are filed on a timely basis. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status.

Taxation of Tax-Exempt Stockholders

        The IRS has ruled that amounts distributed as a dividend by a REIT will be treated as a dividend by the recipient and excluded from the calculation of unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Internal Revenue Code, i.e., property the acquisition or holding of which is or is treated as financed through a borrowing by the tax-exempt United States stockholder, the stock is not otherwise used in an unrelated trade or business, and we do not hold an asset that gives rise to "excess inclusion" income, as defined in Section 860E of the Internal Revenue Code, dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. However, if we were to hold residual interests in a REMIC, or if we or a pool of our assets were to be treated as a taxable mortgage pool, a portion of the dividends paid to a tax-exempt stockholder that is attributable to excess inclusion income may be subject to tax as unrelated business taxable income. Although we do not believe that we, or any portion of our assets, will be treated as a taxable mortgage pool, we cannot assure you that that the IRS might not successfully maintain that such a taxable mortgage pool exists.

        For tax-exempt stockholders that are social clubs, voluntary employees' beneficiary associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our stock. Any prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a substantial portion of the dividends received with respect to our stock may constitute unrelated business taxable income, or UBTI, if we are treated as a "pension-held REIT" and you are a pension trust which:

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  is described in Section 401(a) of the Internal Revenue Code; and

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  holds more than 10%, by value, of our equity interests.

        Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501 (a) of the Internal Revenue Code are referred to below as "qualified trusts."

        A REIT is a "pension-held REIT" if:

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  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust shall be treated, for purposes of the 5/50 rule, described above, as owned by the beneficiaries of the trust, rather than by the trust itself; and

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  either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

        The percentage of any REIT dividends treated as unrelated business taxable income under these rules is equal to the ratio of:

  •
  the unrelated business taxable income earned by the REIT, less directly related expenses, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

  •
  the total gross income, less directly related expenses, of the REIT.

        A de minimis exception applies where this percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a pension-held REIT.

Taxation of Non-United States Stockholders

        The rules governing federal income taxation of non-United States stockholders are complex and no attempt will be made herein to provide more than a summary of these rules. "Non-United States stockholders" means beneficial owners of shares of our stock that are not United States stockholders (as such term is defined in the discussion above under the heading entitled "—Taxation of Taxable United States Stockholders").

        PROSPECTIVE NON-UNITED STATES STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR STOCK AND OF OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING ANY REPORTING REQUIREMENTS.

        Distributions to non-United States stockholders that are not attributable to gain from our sale or exchange of U.S. real property interests and that are not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the non-United States stockholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-United States stockholder), the non-United States stockholder generally will be subject to federal income tax at graduated rates in the same manner as United States stockholders are taxed with respect to those distributions, and also may be subject to the 30% branch profits tax in the case of a non-United States stockholder that is a corporation, unless a treaty reduces or eliminates these taxes. We expect to withhold tax at the rate of 30% on the gross amount of any distributions made to a non-United States stockholder unless:

  •
  a lower treaty rate applies and any required form, for example IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed by the non-United States stockholder with us; or

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  the non-United States stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        Any portion of the dividends paid to non-United States stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

        Distributions in excess of our current and accumulated earnings and profits that are not treated as attributable to the gain from our disposition of a U.S. real property interest will not be taxable to non-United States stockholders to the extent that these distributions do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-United States stockholder's stock, these distributions will give rise to tax liability if the non-United States stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution may be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are creditable against U.S. tax liability, if any, or refundable by the IRS to the extent the distribution is subsequently determined to be in excess of our current and accumulated earnings and profits and the proper forms are filed with the IRS by the non-United States stockholder on a timely basis. We are also required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits if our stock is a U.S. real property interest. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 10% if our stock was considered to be a U.S. real property interest. We do not expect that our stock will be considered a U.S. real property interest.

        Distributions attributable to our capital gains which are not attributable to gain from the sale or exchange of a U.S. real property interest generally will not be subject to income taxation, unless (1) investment in our stock is effectively connected with the non-United States stockholder's U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-United States stockholder), in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to such gain (and a corporate non-United States stockholder may also be subject to the 30% branch profits tax), or (2) the non-United States stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-resident alien individual will be subject to a 30% withholding tax on the individual's capital gains.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a U.S. real property interest, which includes some interests in real property, but generally does not include an interest solely as a creditor in mortgage loans or mortgage related securities, will be taxed to a non-United States stockholder under the provisions of the Foreign Investment in Real Property Tax Act, or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a non-United States stockholder as if that gain were effectively connected with the stockholder's conduct of a U.S. trade or business. Non-United States stockholders thus would be taxed at the normal capital gain rates applicable to United States stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder.

        We are required to withhold 35% of any distribution paid to a non-United States stockholder that we designate (or, if greater, the amount that we could designate) as a capital gains dividend even if such distributions are not from the sale by us of U.S. real property interests, and therefore not subject to tax under FIRPTA. The amount withheld is creditable against the non-United States stockholder's FIRPTA tax liability, and to the extent it exceeds such non-United States stockholder's tax liability will be refundable provided the proper forms are filed on a timely basis.

        Gains recognized by a non-United States stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a domestically controlled REIT, which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-United States stockholders. Because our stock is widely held, we cannot assure our investors that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, an alternative exemption to tax under FIRPTA might be available (i) if we are not (and have not been for the five year period prior to the sale) a U.S. real property holding corporation

(as defined in the Internal Revenue Code and applicable Treasury regulations to generally include a corporation, 50% or more of the assets of which consist of U.S. real property interests) or (ii) the selling non-United States stockholder owns, actually or constructively, 5% or less of our Class A Common Stock during a specified testing period to the extent such stock is regularly traded on an established securities market. We do not expect that our assets will cause us to be considered a U.S. real property holding corporation.

        If gain from the sale of the stock were subject to taxation under FIRPTA, the non-United States stockholder would be subject to the same treatment as United States stockholders with respect to that gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gains not subject to FIRPTA will be taxable to a non-United States stockholder if the non-United States stockholder's investment in the stock is effectively connected with a trade or business in the U.S. (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-United States stockholder), in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to that gain; or the non-United States stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

Information Reporting and Backup Withholding for Non-United States Stockholders

        If the proceeds of a disposition of our stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing non-United States stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a "controlled foreign corporation" for federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a non-United States stockholder, and (ii) information reporting will not apply if the non-United States stockholder satisfies certification requirements regarding its status as a foreign stockholder. Other information reporting rules apply to non-United States stockholders, and prospective non-United States stockholders should consult their own tax advisors regarding these requirements.

Possible Legislative or Other Action Affecting Tax Consequences

        You should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could affect the tax consequences of an investment in us.

State, Local and Foreign Taxation

        We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. In addition, a stockholder's state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our stock.

ERISA CONSIDERATIONS

        A fiduciary of a pension, profit sharing, retirement or other employee benefit plan ("Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within he meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction.

        The Department of Labor (the "DOL") has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan under ERISA. Under the Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The Regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

        The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the common stock to be "widely held" upon completion of the initial public offering.

        The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." The Company believes that the restrictions imposed under its articles of incorporation on the transfer of the common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

        Assuming that the common stock will be "widely held" and "freely transferable," the Company believes that the common stock will be publicly offered securities for purposes of the Regulations and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the common stock.

PLAN OF DISTRIBUTION

        We are registering the shares of our Class A Common Stock covered by this prospectus to permit holders to conduct public secondary resales of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of the shares of our Class A Common Stock by the selling stockholders. We have been advised by the selling stockholders that the selling stockholders or pledgees, donees or transferees of, or other successors in interest to, the selling stockholders may sell all or a portion of the shares of our Class A Common Stock beneficially owned by them and offered hereby from time to time either:

  •
  directly; or

  •
  through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the shares of our Class A Common Stock as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or from the purchasers of the shares of our Class A Common Stock for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

        Unless otherwise permitted by law, if the shares are to be sold pursuant to this prospectus by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, then we must file an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Determination of Offering Price

        Except as may be described in any prospectus supplement accompanying this prospectus, the selling stockholders may offer their shares of Class A Common Stock pursuant to this prospectus at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The offering price will be determined by the participants in the purchase and sale (or other transfer) transaction based on factors they consider important.

        No public market currently exists for our shares of Class A Common Stock. An active trading market for our shares might not develop. Even if an active market does develop, the public price at which our shares trade in the future might be below the offering price.

        The aggregate proceeds to the selling stockholders from the sale of the shares of our Class A Common Stock offered by them hereby will be the purchase price of the shares of our Class A Common Stock less discounts and commissions, if any and any other expenses.

Methods of Distribution

        The sales described in the preceding paragraphs may be effected in transactions:

  •
  on any national securities exchange or quotation service on which the shares of our Class A Common Stock may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;

  •
  through the writing of options whether the options are listed on an option exchange or otherwise; or

  •
  through the settlement of short sales (except that no selling stockholders may satisfy its obligations in connection with short sale or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under such registration statement).

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with sales of the shares of our Class A Common Stock, the selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the shares of our Class A Common Stock in the course of hedging their positions. The selling stockholders may also sell the shares of our Class A Common Stock short and deliver shares of our Class A Common Stock to close out short positions, or loan or pledge shares of our Class A Common Stock to broker-dealers that in turn may sell the shares of our Class A Common Stock. [Each of the selling stockholders that is an affiliate of a registered broker-dealer has represented to us that it purchased the shares of Class A Common Stock in the ordinary course of business and, at the time of such purchase, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute such shares of Class A Common Stock.]

        The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares of Class A Common Stock which may be resold thereafter pursuant to this prospectus if the shares of Class A Common Stock are delivered by the selling stockholders. However, if the shares of Class A Common Stock are to be delivered by the selling stockholders' successors in interest, unless permitted by law, we must file an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the successors in interest as selling stockholders under this prospectus.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of our Class A Common Stock by the selling stockholders. Selling stockholders might not sell any, or might not sell all, of the shares of our Class A Common Stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our Class A Common Stock by other means not described in this prospectus.

        To the extent required, upon being notified by a selling stockholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of the shares of Class A Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer(s), the name(s) of the selling stockholder(s) and of the participating agent, underwriter or broker-dealer(s), specific shares of Class A Common Stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

        The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of Class A Common Stock and, if the selling stockholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell the shares of Class A Common Stock from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by the selling stockholders, in order for the shares of Class A Common Stock to be sold under cover of this registration statement, unless permitted by law, we must file an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, secured party or other successors in interest as selling stockholders under this prospectus.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

        In order to comply with the securities laws of some states, if applicable, the shares of Class A Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

        The selling stockholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of our Class A Common Stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares of our Class A Common Stock to engage in market-making activities with respect to the particular shares of our Class A Common Stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the shares of our Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the underlying shares of our Class A Common Stock.

Underwriting Discounts and Commissions, Indemnification and Expenses

        Brokers, dealers, underwriters or agents participating in the distribution of the shares of Class A Common Stock pursuant to this prospectus as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares of Class A Common Stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

        The selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares of our Class A Common Stock pursuant to this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the shares of our Class A Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. Neither we nor any selling stockholder can presently estimate the amount of such compensation. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        Pursuant to the registration rights agreement, which appears as an exhibit to the registration statement of which this prospectus is a part, we have agreed to indemnify each selling stockholder that purchased in our private placements, each person, if any, who controls such selling stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and the officers, directors, partners, employees, representatives and agents of any of the foregoing, against specified liabilities arising under the Securities Act. Each selling stockholder has agreed to indemnify us, within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against specified liabilities arising under the Securities Act.

        We have agreed, among other things, to bear all expenses, other than selling expenses, commissions and discounts in connection with the registration and sale of the shares of our Class A Common Stock covered by this prospectus.

        [Some of the selling stockholders which might be deemed to be underwriters, as described above, and their affiliates engage in transactions with, and perform services for, us in the ordinary course of business and have engaged and may in the future engage in commercial banking and/or investment banking transactions with us, for which they have received or will receive, as the case may be, customary compensation.]

Registration Period

        In connection with our private placement of Class A Common Stock, we entered into a registration rights agreement with the initial purchasers of the Class A Common Stock in our private placements pursuant to which we agreed to file the registration statement of which this prospectus is a part. The registration rights agreement appears as an exhibit to that registration statement.

        We will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective until the date on which no "registrable shares" (as defined in the registration rights agreement) remain outstanding, which will generally occur when all of the privately placed shares have either been resold in a registered sale or are eligible for resale under Rule 144. In addition, our obligation to keep the registration statement of which this prospectus is a part effective is subject to specified, permitted exceptions. We may suspend the selling stockholders' use of this prospectus and offers and sales of the shares of Class A Common Stock pursuant to this prospectus for a period not to exceed an aggregate of 90 days in any 12-month period, if our board makes a good faith determination that a suspension is in our best interests.

CUSIP Number

        The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Upon issuance, the shares of our Class A Common Stock covered by this prospectus included shares with two different CUSIP numbers, depending upon whether the sale of the shares to the selling stockholder was conducted (a) by us under Rule 501 or (b) by the initial purchaser under Rule 144A. Prior to any registered resale, all of the securities covered by this prospectus are restricted securities under Rule 144 and their designated CUSIP numbers refer to such restricted status.

        Any sales of Class A Common Stock pursuant to this prospectus must be settled with shares of our Class A Common Stock bearing our general (not necessarily restricted) Class A Common Stock CUSIP number. A selling stockholder named in this prospectus may obtain shares bearing our general Class A Common Stock CUSIP number for settlement purposes by presenting the shares to be sold (with a restricted CUSIP), together with a certificate of registered sale, to our transfer agent, Continental Stock Transfer & Trust Company. The form of certificate of registered sale is available from us upon request. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, a selling stockholder who holds securities with a restricted CUSIP at the time of the trade might wish to specify an alternate settlement cycle at the time of any such trade to provide sufficient time to obtain the shares with an unrestricted CUSIP in order to prevent a failed settlement.

Stock Market Listing

        Our Class A Common Stock is not currently listed on any national securities exchange or on Nasdaq. No public market currently exists for shares of our Class A Common Stock and an active trading market for our shares might never develop.

        [We have filed an application to list our shares of Class A Common Stock on the New York Stock Exchange, or NYSE. If our application is approved, trading of our common stock on the NYSE is expected to commence within the 30-day period after the effectiveness of our IPO registration statement. Friedman, Billings, Ramsey & Co., Inc. has advised us that it intends to make a market in our Class A Common Stock prior to the commencement of trading of our Class A Common Stock on the NYSE. Friedman, Billings, Ramsey & Co., Inc. has no obligation to make a market in our Class A Common Stock, however, and may cease market-making activities at any time.]

Stabilization and Other Transactions

        As described above, the selling stockholders may utilize methods of sale that amount to a distribution under federal securities laws. The anti-manipulation rules under the Exchange Act, including, without limitation, Regulation M, may restrict certain activities of, and limit the timing of purchases and sales of securities by, the selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time before the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered by this prospectus.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by our counsel, Clifford Chance US LLP, New York, New York.

EXPERTS

        The financial statements of Bimini Mortgage Management, Inc. at December 31, 2003, and for the period from September 24, 2003 (date of inception) through December 31, 2003, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
ABOUT BIMINI MORTGAGE MANAGEMENT

        We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of our Class A Common Stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 450 Fifth Street, N.W. Room 1024, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you for free on the SEC's website at www.sec.gov.

        As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports and proxy statements. We will also make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

BIMINI MORTGAGE MANAGEMENT, INC.

INDEX TO FINANCIAL STATEMENTS

Page
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	F-2
FINANCIAL STATEMENTS
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Stockholders' Equity	F-5
Statement of Cash Flows	F-6
NOTES TO FINANCIAL STATEMENTS	F-7 to F-18

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Bimini Mortgage Management, Inc.

        We have audited the accompanying balance sheet of Bimini Mortgage Management, Inc. (the "Company") as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the period from September 24, 2003 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bimini Mortgage Management, Inc. at December 31, 2003, and the results of its operations and its cash flows for the period from September 24, 2003 (date of inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP
Miami, Florida March 11, 2004

BIMINI MORTGAGE MANAGEMENT, INC.

BALANCE SHEET

December 31, 2003
ASSETS
MORTGAGE-BACKED SECURITIES:
Pledged to counterparties, at fair value	$197,990,559
Unpledged, at fair value	27,750,602

TOTAL MORTGAGE-BACKED SECURITIES	225,741,161
CASH AND CASH EQUIVALENTS	18,404,130
PURCHASED INTEREST RECEIVABLE	958,569
ACCRUED INTEREST RECEIVABLE	71,480
PROPERTY AND EQUIPMENT, net	89,088
PREPAID AND OTHER ASSETS	21,248

$245,285,676

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Repurchase agreements	$188,841,000
Accrued interest payable	20,086
Accounts payable, accrued expenses and other	109,399

TOTAL LIABILITIES	188,970,485

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—
Class A Common Stock, $0.001 par value; 98,000,000 shares designated, 4,012,102 shares issued and outstanding	4,012
Class B Common Stock, $0.001 par value; 1,000,000 shares designated, 319,388 shares issued and outstanding	319
Class C Common Stock, $0.001 par value; 1,000,000 shares designated, 319,388 shares issued and outstanding	319
Additional paid-in capital	56,597,117
Accumulated other comprehensive loss	(19,409)
Accumulated deficit	(267,167)

TOTAL STOCKHOLDERS' EQUITY	56,315,191

$245,285,676

See notes to financial statements.

BIMINI MORTGAGE MANAGEMENT, INC.

STATEMENT OF OPERATIONS

PERIOD FROM SEPTEMBER 24, 2003 (date of inception)

THROUGH DECEMBER 31, 2003

Interest income, net of amortization of premium and discount	$71,480
Interest expense	(20,086)

NET INTEREST INCOME	51,394

DIRECT OPERATING EXPENSES:
Trading costs, commissions, and other trading expenses	15,583
Other direct costs	29,899

TOTAL DIRECT OPERATING EXPENSES	45,482

GENERAL AND ADMINISTRATIVE EXPENSES:
Compensation and related benefits	35,964
Start-up and organization costs	111,092
Occupancy costs	13,675
Audit and legal fees	85,340
Other administrative expenses	27,008

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	273,079

NET LOSS	$(267,167)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.54)

WEIGHTED AVERAGE NUMBER OF CLASS A COMMON SHARES OUTSTANDING, USED IN CALCULATING BASIC AND DILUTED	497,859

See notes to financial statements.

BIMINI MORTGAGE MANAGEMENT, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

PERIOD FROM SEPTEMBER 24, 2003 (date of inception)

THROUGH DECEMBER 31, 2003

	Common Stock, Amounts at Par Value
					Accumulated Other Comprehensive Loss
				Additional Paid-in Capital		Accumulated Deficit
	Class A	Class B	Class C				Total
Initial capitalization as of September 24, 2003, sale of Class B common shares	$—	$319	$—	$1,181	$—	$—	$1,500
Sale of Class A common shares	7	—	—	28	—	—	35
Sale of Class C common shares	—	—	319	1,181	—	—	1,500
Issuance of Class A common shares pursuant to a private offering	4,005	—	—	56,594,727	—	—	56,598,732
Net loss	—	—	—	—	—	(267,167)	(267,167)
Unrealized loss on available for sale securities, net	—	—	—	—	(19,409)	—	(19,409)
Comprehensive loss	—	—	—	—	—	—	(286,576)

Balances at December 31, 2003	$4,012	$319	$319	$56,597,117	$(19,409)	$(267,167)	$56,315,191

See notes to financial statements.

BIMINI MORTGAGE MANAGEMENT, INC.

STATEMENT OF CASH FLOWS

PERIOD FROM SEPTEMBER 24, 2003 (date of inception)

THROUGH DECEMBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(267,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and other non-cash expenses	6,661
Balances of certain assets and liabilities:
Accrued interest receivable	(71,480)
Prepaid and other assets	(21,248)
Accrued interest payable	20,086
Accounts payable, accrued expenses and other	109,399

NET CASH USED IN OPERATING ACTIVITIES	(223,749)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of mortgage-backed securities	(226,719,139)
Purchases of property and equipment	(94,540)

NET CASH USED IN INVESTING ACTIVITIES	(226,813,679)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under repurchase agreements	188,841,000
Proceeds from sales of common stock, net of costs of issuance	56,600,558

NET CASH PROVIDED BY FINANCING ACTIVITIES	245,441,558

NET INCREASE IN CASH AND CASH EQUIVALENTS	18,404,130
CASH AND CASH EQUIVALENTS at September 24, 2003 (date of inception)	—
CASH AND CASH EQUIVALENTS at December 31, 2003	$18,404,130

See notes to financial statements.

BIMINI MORTGAGE MANAGEMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003

NOTE 1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Description

        Bimini Mortgage Management, Inc. (the "Company") was incorporated in Maryland on September 24, 2003, and it commenced its planned business activities on December 19, 2003, the date of the initial closing of a private issuance of its common stock.

        The Company was formed to invest primarily in residential mortgage related securities issued by the Federal National Mortgage Association (more commonly known as Fannie Mae), the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac) and the Government National Mortgage Association (more commonly known as Ginnie Mae).

        The Company intends to qualify and will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. Once qualified, in order to maintain its REIT status, the Company must comply with a number of requirements under Federal tax law, including that it must distribute at least 90% of its annual taxable net income to its stockholders, subject to certain adjustments.

Basis of Presentation

        The accompanying financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Securities and Interest Income Recognition

        The Company invests primarily in residential mortgage related securities issued by Fannie Mae, Freddie Mac, and Ginnie Mae.

        In accordance with GAAP, the Company classifies its investments as either trading investments, available-for-sale investments or held-to-maturity investments. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. The Company currently classifies all of its securities as available-for-sale, and assets so classified are carried on the balance sheet at fair value, and unrealized gains or losses arising from changes in market values are reported as other comprehensive income or loss as a component of stockholders' equity. Permanent impairment losses, if any, are reported in earnings.

        Securities are recorded on the date the securities are purchased or sold, which is generally the trade date. Realized gains or losses from securities transactions are determined based on the specific identified cost of the securities.

        Interest income is accrued based on the outstanding principal amount of the securities and their stated contractual terms. Premiums and discounts associated with the purchase of the securities are accreted or amortized into interest income over the estimated lives of the assets adjusted for estimated prepayments using the effective interest method. Adjustments are made using the retrospective method to the effective interest computation each reporting period based on the actual prepayment experiences to date, and the present expectation of future prepayments of the underlying mortgages.

Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of three months or less. The carrying amount of cash equivalents approximates its fair value at December 31, 2003.

Credit Risk

        At December 31, 2003, the Company had limited its exposure to credit losses on its portfolio of securities by purchasing primarily securities from federal agencies or federally chartered entities, such as, but not limited to, Fannie Mae, Freddie Mac, and Ginnie Mae. The portfolio is diversified to avoid undue loan originator, geographic and other types of concentrations. The Company manages the risk of prepayments of the underlying mortgages by creating a diversified portfolio with a variety of prepayment characteristics.

        The Company is engaged in various trading and brokerage activities in which counter-parties primarily include broker-dealers, banks, and other financial institutions. In the event counter-parties do not fulfill their obligations, the Company may be exposed to risk of loss. The risk of default depends on the creditworthiness of the counter-party and/or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing for each counter-party.

Property and Equipment

        Property and equipment, consisting primarily of computer equipment, office furniture and leasehold improvements, is recorded at acquisition cost and depreciated using the straight-line method over the estimated useful lives of the assets. Asset lives range from five years for computer equipment to fifteen years for leasehold improvements. Total cost at December 31, 2003 is $94,540. Depreciation expense for the period from September 24, 2003 (date of inception) through December 31, 2003 was $5,452, and accumulated depreciation totaled $5,452 at December 31, 2003.

Repurchase Agreements

        The Company finances the acquisition of its mortgage-backed securities ("MBS") through the use of repurchase agreements. Under these repurchase agreements, the Company sells securities to a lender and agrees to repurchase the same securities in the future for a price that is higher than the original sales price. The difference between the sale price that the Company receives and the repurchase price that the Company pays represents interest paid to the lender. Although structured as a sale and repurchase obligation, a repurchase agreement operates as a financing under which the Company pledges its securities as collateral to secure a loan which is equal in value to a specified percentage of the estimated fair value of the pledged collateral. The Company retains beneficial ownership of the pledged collateral. At the maturity of a repurchase agreement, the Company is required to repay the loan and concurrently receives back its pledged collateral from the lender or, with the consent with the lender, the Company may renew such agreement at the then prevailing financing rate. These repurchase agreements may require the Company to pledge additional assets to the lender in the event the estimated fair value of the existing pledged collateral declines. Through December 31, 2003, the Company did not have any margin calls on its repurchase agreements that it was not able to satisfy with either cash or additional pledged collateral.

        Original terms to maturity of the Company's repurchase agreements generally range from one month to 36 months; however, the Company is not precluded from entering into repurchase agreements with longer maturities. Should a counter-party decide not to renew a repurchase agreement at maturity, the Company must either refinance elsewhere or be in a position to satisfy this obligation. If, during the term of a repurchase agreement, a lender should file for bankruptcy, the Company might experience difficulty recovering its pledged assets and may have an unsecured claim against the lender's assets for the difference between the amount loaned to the Company and the estimated fair value of the collateral pledged to such lender. To reduce this risk, the Company enters into repurchase agreements only with investment grade institutions. At December 31, 2003, the Company had amounts outstanding under repurchase agreements with three separate lenders with a maximum net exposure (the difference between the amount loaned to the Company and the estimated fair value of the security pledged by the Company as collateral) to any single lender of $5,829,466.

Stock-Based Compensation

        Stock-based compensation is accounted for using the fair value based method prescribed by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." For stock and options issued to employees, a compensation charge is recorded against earnings at the date of grant based on the fair value of the award. For transactions with non-employees in which services are performed in exchange for the Company's common stock or other equity instruments, the transactions are recorded on the basis of the fair value of the service received or the fair value of the equity instruments issued, whichever is more readily measurable at the date of issuance. The Company's stock-based compensation transactions resulted in an aggregate of $1,209 of compensation expense for the period from September 24, 2003 (date of inception) to December 31, 2003.

Earnings Per Share

        The Company follows the provisions of SFAS No. 128, "Earnings per Share," which requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for common stock equivalents. The Company, as of December 31, 2003, has no common stock equivalents.

        Class B shares of common stock are not included in the basic EPS computation as they are convertible on a one-to-one basis into Class A Common Stock only upon the satisfaction of certain book value conditions. These conditions were not met as of December 31, 2003. In addition, diluted EPS is the same as basic EPS as the inclusion of the Class B and Class C shares "as if converted" would have an anti-dilutive effect. However, if converted, the Class B and Class C shares would have increased Class A shares outstanding by 638,776 at December 31, 2003. Thus, the number of common shares used for basic EPS is the same as the number of shares used in the computation of diluted EPS.

        The table below reconciles the number of Class A common shares outstanding at December 31, 2003 to the weighted average number of shares used in calculating basic and diluted EPS. All stock issued during the initial organization of the Company is weighted as if it was issued on the date of incorporation.

2003
Class A common shares outstanding at December 31	4,012,102
Effect of weighting	(3,514,243)

Weighted average Class A common shares outstanding	497,859

Comprehensive Income

        In accordance with SFAS No. 130, "Reporting Comprehensive Income," the Company is required to separately report its comprehensive income. Other comprehensive income refers to revenue, expenses, gains, and losses that under GAAP are included in comprehensive income but are excluded from net income, as these amounts are recorded directly as an adjustment to stockholders' equity. Other comprehensive income arises from unrealized gains or losses generated from changes in market values of its securities held as available-for-sale.

Organization Costs and Start-up Expenses

        In accordance with Statement of Position 98-5, "Reporting on the Costs of Start-up Activities," organization costs and start-up expenditures were expensed as incurred.

Income Taxes

        The Company intends to qualify and will elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code. Provided the Company qualifies as a REIT, the Company will routinely distribute substantially all of its taxable income generated from operations to its stockholders. The Company will generally not be subject to Federal income tax to the extent that it distributes its net income to the stockholders, and satisfies the ongoing REIT requirements including meeting certain asset, income and stock ownership tests.

        The deferred tax asset generated by the net operating loss for the period from September 24, 2003 (date of inception) to December 31, 2003 has been offset by a full valuation allowance, as management believes, pursuant to the REIT status of the Company, that it is not likely that the loss will be utilized in the future to offset taxes payable.

Recent Accounting Pronouncements

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51" (the "Interpretation"). The Interpretation requires the consolidation of variable interest entities in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Currently, entities are generally consolidated by an enterprise that has a controlling financial interest through ownership of a majority voting interest in the entity. The Interpretation is generally effective for any variable interest entities created after January 31, 2003, with transition rules for those created prior to February 1, 2003. The Interpretation's adoption did not have any impact on the Company's financial position or results of operations.

        In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The standard is effective for contracts entered into or modified after June 30, 2003. The Company's adoption of SFAS No. 149 did not have a material impact on its financial position or results of operations.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes how an issuer classifies and measures certain freestanding financial instruments with characteristics of liabilities and equity and requires that such instruments be classified as liabilities. The standard is effective for financial instruments entered into or modified after May 31, 2003. The Company's adoption of SFAS No. 150 did not have any impact on its financial position or results of operations.

NOTE 2.    SECURITIES

        At December 31, 2003, all of the Company's securities were classified as available-for-sale and, as such, are reported at their estimated fair value. Estimated fair value was determined based on the average of third-party broker quotes received and/or independent pricing sources when available.

        The following are the carrying values of the Company's securities at December 31, 2003:

Floating Rate CMO's	$56,887,052
Hybrid Arms and Balloons	65,218,850
Adjustable Rate Mortgages	20,024,916
Fixed Rate Mortgages	83,610,343

$225,741,161

        The following table presents the components of the carrying value of the Company's mortgage-backed securities portfolio at December 31, 2003:

Principal balance	$220,674,223
Unamortized premium	5,120,342
Unaccreted discount	(33,995)
Gross unrealized gains	97,935
Gross unrealized losses	(117,344)

Carrying value/estimated fair value	$225,741,161

        The following table presents for the Company's investments, the estimated fair value and gross unrealized losses, aggregated by investment category, at December 31, 2003:

	Estimated Fair Value	Unrealized Losses
Floating Rate CMO's	$35,326,753	$46,324
Hybrid Arms and Balloons	40,246,359	28,127
Adjustable Rate Mortgages	12,997,971	13,230
Fixed Rate Mortgages	53,771,978	29,663

Total temporarily impaired securities	$142,343,061	$117,344

        All of the Company's investments have contractual maturities greater than 10 years. Actual maturities of mortgage-backed securities are generally shorter than stated contractual maturities. Actual maturities of the Company's mortgage-backed securities are affected by the contractual lives of the underlying mortgages, periodic payments of principal, and prepayments of principal.

NOTE 3.    REPURCHASE AGREEMENTS

        The Company has entered into repurchase agreements to finance most of its security purchases. The repurchase agreements are short-term borrowings that bear interest rates that have historically moved in close relationship to LIBOR (London Interbank Offered Rate). At December 31, 2003, the Company had an outstanding amount of $188,841,000 with a weighted average borrowing rate of 1.107%. These agreements were collateralized by mortgage-backed securities with a fair value of $197,990,559.

        At December 31, 2003, the repurchase agreements had the following remaining maturities:

		Average interest rate
Within 59 days	$66,687,000	1.092%
60 to 89 days	44,974,000	1.093%
90 to 365 days	77,180,000	1.127%

	$188,841,000

NOTE 4.    FAIR VALUE OF FINANCIAL INSTRUMENTS

        SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. All securities are reflected in the financial statements at their estimated fair value as of December 31, 2003. Estimated fair values for mortgage-backed securities are based on the average of third-party broker quotes received and/or independent pricing sources when available. However, the fair values reported reflect estimates and may not necessarily be indicative of the amounts the Company could realize in a current market exchange. Cash and cash equivalents, accrued interest receivable, repurchase agreements and accrued interest payable are reflected in the financial statements at their costs, which approximates their fair value because of the short-term nature of these instruments.

NOTE 5.    CAPITAL STOCK

Authorized Shares

        The total number of shares of capital stock which the Company has the authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock having a par value of $0.001 per share and 10,000,000 shares of preferred stock having a par value of $0.001 per share. The Board of Directors has the authority to classify any unissued shares by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares.

Common Stock

        Of the 100,000,000 authorized shares of common stock, 98,000,000 shares were designated as Class A Common Stock, 1,000,000 shares were designated as Class B Common Stock and 1,000,000 shares were designated as Class C Common Stock. Holders of shares of common stock have no sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities.

Class A Common Stock

        Each outstanding share of Class A Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Holders of shares of Class A Common Stock are not entitled to cumulate their votes in the election of directors.

        Subject to the preferential rights of any other class or series of stock and to the provisions of the Company's charter regarding the restrictions on transfer of stock, holders of shares of Class A Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors.

Class B Common Stock

        Each outstanding share of Class B Common Stock entitles the holder to one vote on all matters submitted to a vote of common stockholders, including the election of directors. Holders of shares of Class B Common Stock are not entitled to cumulate their votes in the election of directors. Holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class in all matters except that any matters which would adversely affect the rights and preferences of Class B Common Stock as a separate class shall require a separate approval by holders of a majority of the outstanding shares of our Class B Common Stock.

        Holders of shares of Class B Common Stock are entitled to receive dividends on each share of Class B Common Stock in an amount equal to the dividends declared on each share of Class A Common Stock if, as and when authorized and declared by the Board of Directors. No dividends may be declared on the shares of Class B Common Stock until after the most recent dividend payment date for the Class A Common Stock for which cumulative dividends paid on each share of Class A Common Stock are equal to or greater than the difference between the book value per share of Class A Common Stock at the time of issuance of such share of Class A Common Stock and $15.00 per share; provided further that aggregate dividends declared on the Class B Common Stock shall not exceed 3% of total dividends declared on the Class A and Class B Common Stock, and any reduction pursuant to this provision shall be allocated pro rata across all shares of Class B Common Stock.

        Each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock on the first day of the fiscal quarter following the fiscal quarter during which the Company's Board of Directors were notified that, as of the end of such fiscal quarter, the stockholders' equity attributable to the Class A Common Stock, calculated on a pro forma basis as if conversion of the Class B Common Stock (or portion thereof to be converted) had occurred, and otherwise determined in accordance with GAAP, equals no less than $15.00 per share (adjusted equitably for any stock splits, stock combinations, stock dividends or the like); provided, that the number of shares of Class B Common Stock to be converted into Class A Common Stock in any quarter shall not exceed an amount that will cause the stockholders' equity attributable to the Class A Common Stock calculated as set forth above to be less than $15.00 per share; provided further, that such conversions shall continue to occur until all shares of Class B Common Stock have been converted into shares of Class A Common Stock; and provided further, that the total number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock shall not exceed 3% of the total shares of common stock outstanding prior to completion of an initial public offering of the Company's Class A Common Stock. The Company's Class A Common Stock has a book value per share of $14.04 at December 31, 2003.

Class C Common Stock

        No dividends will be paid on the Class C Common Stock. Holders of shares of Class C Common Stock are not entitled to vote on any matter submitted to a vote of stockholders, including the election of directors, except that any matters that would adversely affect the rights and privileges of the Class C Common Stock as a separate class shall require the approval of a majority of the Class C Common Stock.

        Each share of Class C Common Stock shall automatically be converted into one share of Class A Common Stock on the first day of the fiscal quarter following the fiscal quarter during which the Company's Board of Directors were notified that, as of the end of such fiscal quarter, the stockholders' equity attributable to the Class A Common Stock, calculated on a pro forma basis as if conversion of the Class C Common Stock had occurred and giving effect to the conversion of all of the shares of Class B Common Stock as of such date, and otherwise determined in accordance with GAAP, equals no less than $15.00 per share (adjusted equitably for any stock splits, stock combinations, stock dividends or the like); provided, that the number of shares of Class C Common Stock to be converted into Class A Common Stock shall not exceed an amount that will cause the stockholders' equity attributable to the Class A Common Stock calculated as set forth above to be less than $15.00 per share; and provided further, that such conversions shall continue to occur until all shares of Class C Common Stock have been converted into shares of Class A Common Stock and provided further, that the total number of shares of Class A Common Stock issuable upon conversion of the Class C Common Stock shall not exceed 3% of the total shares of common stock outstanding prior to completion of an initial public offering of the Company's Class A Common Stock. The Company's Class A Common Stock has a book value per share of $14.04 at December 31, 2003.

Preferred Stock

        The Company's Board of Directors has the authority to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized. Prior to issuance of shares of each class or series of preferred stock, the Board of Directors is required to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As of December 31, 2003, no shares of preferred stock are outstanding, and the Company has no present plans to issue any preferred stock.

Initial Capitalization

        The three initial independent directors of the Company's Board of Directors subscribed for a total of 7,500 shares of Class A Common Stock in October 2003 at par value, or a price of $0.001 per share. Compensation totaling $28 was recorded as a result of this issuance. See below for a description of additional Class A Common Stock issuances.

        Of the 1,000,000 shares of Class B Common Stock authorized for issuance, 319,388 shares were issued to the Company's initial officers, Jeffrey J. Zimmer and Robert E. Cauley, in October 2003 for a total price of $1,500. Of the 1,000,000 shares of Class C Common Stock authorized for issuance, 319,388 shares were subscribed to by Flagstone Securities, LLC in October 2003 at par value, or a price of $0.001 per share. Compensation totaling $1,181 was recorded as a result of this issuance and is included in start-up and organization costs in the accompanying statement of operations for the period from September 24, 2003 (date of inception) to December 31, 2003.

Private Placements of Common Stock

        On December 11, 2003, the Company began a private placement offering (the "Offering") of up to 10,000,000 shares of Class A Common Stock at a price to the investors of $15.00 per share. On December 19, 2003, the Company completed a first closing, in which the Company issued 4,004,602 shares and received proceeds of $56,598,732, which is net of placement agency fees and expenses totaling $3,350,297. On January 30, 2004, the Offering was closed, and the Company issued an additional 5,837,055 shares and received proceeds of $82,864,346, which is net of placement agency fees and expenses totaling $4,691,479.

        On February 17, 2004, the Company issued a total of 158,343 shares of Class A Common Stock in a private offering and received proceeds of $2,248,471, which is net of placement agency fees and expenses totaling $126,674. After the completion of the Offering, the February 17, 2004 issuance, and the payment of directors' fees in January 2004 with 1,650 shares, the Company has 10,009,150 shares of Class A Common Stock issued and outstanding.

NOTE 6.    TRANSACTIONS WITH RELATED PARTIES

Transactions with Shareholders

        During the period from September 24, 2003 (date of inception) through December 19, 2003, the Company's start-up activities were being fully paid for and supported by the Company's President and CEO, Jeffrey J. Zimmer. Mr. Zimmer was also a Class B shareholder during this period of time. On

December 19, 2003, at the initial closing of the Offering, the Company reimbursed the CEO $247,980 for these costs, which were recorded primarily as property and equipment and operating expenses.

        The entire issuance of Class C Common Stock was purchased by Flagstone Securities, LLC. Flagstone was the placement agent for the Company's Class A Common Stock private placement offerings, and pursuant to the terms of the offerings, received fees for its services. Through December 31, 2003, Flagstone had received $2,943,042 in fees from the Offering, and Flagstone received an additional $4,747,517 from the proceeds of the Offering that closed in January and February 2004.

Employment Agreements

        The Company entered into employment agreements with the Company's initial officers, Jeffrey J. Zimmer and Robert E. Cauley, in 2003. The employment agreements provide for Mr. Zimmer to serve as our President and Chief Executive Officer and Mr. Cauley to serve as Chief Investment Officer and Chief Financial Officer. The employment agreements terminate in December 2006; provided, however, that the term shall automatically be extended for one-year periods unless, not later than six months prior to the termination of the existing term, either party provides written notice to the other party of its intent not to further extend the term. The employment agreements provide for an initial annual base salary of $150,000 to each of Messrs. Zimmer and Cauley and for Mr. Zimmer to receive a $250,000 cash bonus and for Mr. Cauley to receive a $125,000 cash bonus at the time of the effectiveness of a resale shelf registration statement on Form S-11 covering the resale of the Class A Common Stock sold in the Company's Offering. Messrs. Zimmer and Cauley will also be entitled to bonuses at the discretion of the compensation committee.

        Upon the termination of an executive officer's employment either by the Company without "cause" or by the executive officer for "good reason" or by the executive officer for any reason within three months after a "change of control," the executive officer will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims: lump-sum cash payment equal to 300% of the sum of his then-current annual base salary plus average bonus over the prior three years; his prorated annual bonus for the year in which the termination occurs; all stock options held by the executive officer will become fully exercisable and will continue to be exercisable for their full terms and all restricted stock held by such executive officer will become fully vested; health benefits for three years following the executive officer's termination of employment at no cost to the executive officer, subject to reduction to the extent that the executive officer receives comparable benefits from a subsequent employer; and outplacement services at Company expense.

        Each of Messrs. Zimmer and Cauley is bound by a non-competition covenant for so long as he is an officer of the Company and for a one-year period thereafter, unless his employment is terminated by the Company without "cause" or by him with "good reason" (in each case, as defined in his employment agreement) or by him for any reason after a "change in control" (as defined in his employment agreement) of the Company, in which case his covenant not to compete will lapse on the date of his termination.

Other Transactions

        One of the Company's directors, Mr. Buford Ortale, was previously a Managing Director in the Investment Banking Group at Avondale Partners, LLC ("Avondale"), one of the placement agents for the Company's Offering that was completed in January 2004. Mr. Ortale has a continuing affiliation with Avondale pursuant to which he receives compensation from investment banking fees earned by Avondale on transactions referred to Avondale by Mr. Ortale. Mr. Ortale is due $360,000 from Avondale for referring the Company to Avondale.

NOTE 7.    STOCK INCENTIVE PLAN

        On December 1, 2003, the Company adopted the 2003 Long Term Incentive Compensation Plan (the "2003 Plan") to provide the Company with the flexibility to use stock options and other awards as part of an overall compensation package to provide a means of performance-based compensation to attract and retain qualified personnel. Key employees, directors and consultants are eligible to be granted stock options, restricted stock, phantom shares, dividend equivalent rights and other stock-based awards under the 2003 Plan. The 2003 Plan is administered by the Board of Directors or a committee of the Board of Directors, which has the full authority to administer and interpret the 2003 Plan, to authorize the granting of awards, to determine the eligibility of an employee, director or consultant to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2003 Plan), and to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2003 Plan).

        The Committee may prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2003 Plan or the administration or interpretation thereof. In connection with this authority, the committee may establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.

        Subject to adjustment upon certain corporate transactions or events, a maximum of 4,000,000 shares of the Class A Common Stock (but not more than 10% of the Class A Common Stock outstanding on the date of grant) may be subject to stock options, shares of restricted stock, phantom shares and dividend equivalent rights under the 2003 Plan. As of December 31, 2003, no awards have been granted under the 2003 Plan.

NOTE 8.    COMMITMENTS AND CONTINGENCIES

Operating Lease

        The Company leases its office space under an operating lease agreement that has an initial expiration date of October 14, 2004. The lease also contains the following additional options: two one year renewals with increases in rent based on the consumer price index; and the ability of the Company to secure a five year lease at any time with a re-negotiated rate. Total rental expense for the period from September 24, 2003 (date of inception) through December 31, 2003 was $12,264. Future minimum lease payments subsequent to December 31, 2003, assuming management's intended exercise of the two one year renewals, are as follows: $54,797 in 2004, $54,797 in 2005, and $43,381 in 2006.

Litigation, Claims, and Assessments

        In the ordinary course of business, the Company is exposed to various claims, threats, and legal proceedings. In management's opinion, the outcome of such matters, if any, will not have a material impact upon the Company's financial position and results of operations.

NOTE 9.    SUBSEQUENT EVENT

        On March 10, 2004, the Company declared a dividend of $0.39 per share on its Class A Common Stock.

*    *    *    *    *    *    *

        No person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date hereof.

[            ] Shares

Class A Common Stock

PROSPECTUS

[            ], 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

        The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$20,241.43
NASD filing fee	[•]*
NYSE listing fee	[•]*
Printing and engraving fees	[•]*
Legal fees and expenses	[•]*
Accounting fees and expenses	[•]*
Blue sky fees and expenses	[•]*
Transfer Agent and Registrar fees	[•]*
Federal and state taxes	[•]*
Miscellaneous expenses	[•]*

Total	[•]*

*
To be filed by amendment.

Item 32. Sales to Special Parties.

        See item 33.

Item 33. Recent Sales of Unregistered Securities.

        In October 2003, our three independent directors (Kevin L. Bespolka, Maureen A. Hendricks and Buford H. Ortale) subscribed for a total of 7,500 shares of our Class A Common Stock at par value, or a total purchase price of $7.50.

        In October 2003, Jeffrey J. Zimmer (our President, CEO and Chairman of our Board of Directors) and Robert E. Cauley (our Chief Financial Officer and one of our directors) subscribed for a total of 319,388 shares of our Class B Common Stock for a total purchase price of $1,500.

        In October 2003, Flagstone Securities, LLC subscribed for a total of 319,388 shares of our Class C Common Stock at par value, or a total purchase price of $319.39.

        On December 19, 2003, we sold 4,004,602 shares of our Class A Common Stock at $15.00 per share in a private placement to accredited investors and qualified institutional buyers. We received net proceeds of $56,598,732 from this offering after commissions and expenses, including $3,063,042 in placement agency fees to Flagstone Securities LLC and Avondale Partners, the placement agents in this offering.

        On January 15, 2004, we issued a total of 1,650 shares of our Class A Common Stock to our three independent directors (Kevin L. Bespolka, Maureen A. Hendricks and Buford H. Ortale) as compensation for their services as directors.

        On January 30, 2004, we sold 5,837,055 shares of our Class A Common Stock at $15.00 per share in a private placement to accredited investors and qualified institutional buyers. We received net proceeds of $82,864,346 from this offering after commissions and expenses, including $4,626,176 in placement agency fees to Flagstone Securities LLC and Avondale Partners, the placement agents in this offering.

        On February 17, 2004, we sold 158,343 shares of our Class A Common Stock at $15.00 per share in a private placement to an accredited investor. We received net proceeds of $2,248,471 from this offering after commissions and expenses, including $126,674 in placement agency fees to Flagstone Securities LLC and Avondale Partners, the placement agents in this offering.

        Each of the recipients of our common stock has represented to us that they are either an accredited investor or a qualified institutional buyer. Based upon these representations, we believe that the issuances of our Class A, Class B and Class C Common Stock were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Item 34. Indemnification of Directors and Officers.

        Our charter contains a provision that, to the maximum extent permitted under the Maryland General Corporation Law, requires us to indemnify our directors and officers and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or officer is made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights and are in addition to, and not exclusive of, any other right to indemnification. We also have separate indemnification agreements with each of our directors and officers that require us to indemnify such persons to the fullest extent permitted by law and generally provide the same scope of indemnification provided by the Maryland General Corporation Law. Our officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the underwriting agreement relating to the offering. See "Underwriting."

Item 35. Treatment of Proceeds from Stock Being Registered.

        None.

Item 36. Financial Statements and Exhibits.

        (A)  Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

        (B)  Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit

*3.1	Articles of Incorporation of Bimini Mortgage Management, Inc.
*3.2	Bylaws of Bimini Mortgage Management, Inc.
***5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered
***8.1	Opinion of Clifford Chance US LLP with respect to tax matters
*10.1	Registration Rights Agreement dated December 19, 2003 among Bimini Mortgage Management, Inc. and the initial Holders (as defined therein)
*10.2	2003 Long-Term Incentive Compensation Plan
*10.3	Employment Agreement dated December 18, 2003 between Bimini Mortgage Management, Inc. and Jeffrey J. Zimmer
*10.4	Employment Agreement dated December 18, 2003 between Bimini Mortgage Management, Inc. and Robert E. Cauley
**23.1	Consent of Ernst & Young, LLP
***23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
**24.1	Power of Attorney (included on the Signature Page)

*
Incorporated by reference to the exhibit of the same number filed with Bimini Mortgage Management Inc.'s initial public offering registration statement on Form S-11 (file no. 333-113715).
**
Filed herewith.
***
To be filed by amendment.

Item 37. Undertakings.

        (a)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        (b)   The undersigned Registrant hereby further undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, in the State of Florida, on this
16th day of April, 2004.

BIMINI MORTGAGE MANAGEMENT, INC.
By:	/s/ JEFFREY J. ZIMMER Name: Jeffrey J. Zimmer Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey J. Zimmer and Robert E. Cauley, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of April, 2004.

Signature:	/s/ JEFFREY J. ZIMMER Name: Jeffrey J. Zimmer Title: Chairman and Chief Executive Officer
Name	Title

/s/ JEFFREY J. ZIMMER Jeffrey J. Zimmer	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ ROBERT E. CAULEY Robert E. Cauley	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ KEVIN L. BESPOLKA Kevin L. Bespolka	Director

/s/ MAUREEN A. HENDRICKS Maureen A. Hendricks	Director
/s/ BUFORD H. ORTALE Buford H. Ortale	Director

EXHIBIT INDEX

*3.1	Articles of Incorporation of Bimini Mortgage Management, Inc.
*3.2	Bylaws of Bimini Mortgage Management, Inc.
***5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered
***8.1	Opinion of Clifford Chance US LLP with respect to tax matters
*10.1	Registration Rights Agreement dated December 19, 2003 among Bimini Mortgage Management, Inc. and the initial Holders (as defined therein)
*10.2	2003 Long-Term Incentive Compensation Plan
*10.3	Employment Agreement dated December 18, 2003 between Bimini Mortgage Management, Inc. and Jeffrey J. Zimmer
*10.4	Employment Agreement dated December 18, 2003 between Bimini Mortgage Management, Inc. and Robert E. Cauley
**23.1	Consent of Ernst & Young, LLP
***23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
**24.1	Power of Attorney (included on the Signature Page)

*
Incorporated by reference to the exhibit of the same number filed with Bimini Mortgage Management Inc.'s initial public offering registration statement on Form S-11 (file no. 333-113715).
**
Filed herewith.
***
To be filed by amendment.

QuickLinks

PROSPECTUS SUMMARY
This Offering
Our Tax Status
Distributions
Summary Financial Data
RISK FACTORS
Risks Related to Our Business
Risks Related to Our Officers
Legal and Tax Risks
Risks Related to this Offering
CAUTIONARY STATEMENTS FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
USE OF PROCEEDS
MARKET PRICE OF AND DISTRIBUTIONS ON OUR CLASS A COMMON STOCK
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
MANAGEMENT OF THE COMPANY
Summary Compensation Table
DESCRIPTION OF CAPITAL STOCK
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
CLASS A COMMON STOCK AVAILABLE FOR FUTURE SALE
PRINCIPAL STOCKHOLDERS
SELLING STOCKHOLDERS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT BIMINI MORTGAGE MANAGEMENT
BIMINI MORTGAGE MANAGEMENT, INC. INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
BIMINI MORTGAGE MANAGEMENT, INC. BALANCE SHEET
BIMINI MORTGAGE MANAGEMENT, INC. STATEMENT OF OPERATIONS PERIOD FROM SEPTEMBER 24, 2003 (date of inception) THROUGH DECEMBER 31, 2003
BIMINI MORTGAGE MANAGEMENT, INC. STATEMENT OF STOCKHOLDERS' EQUITY PERIOD FROM SEPTEMBER 24, 2003 (date of inception) THROUGH DECEMBER 31, 2003
BIMINI MORTGAGE MANAGEMENT, INC. STATEMENT OF CASH FLOWS PERIOD FROM SEPTEMBER 24, 2003 (date of inception) THROUGH DECEMBER 31, 2003
BIMINI MORTGAGE MANAGEMENT, INC. NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2003
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX